                          FUTURELINK DISTRIBUTION CORP

                                   PURCHASE OF

                    ALL OF THE ISSUED AND OUTSTANDING SHARES

                                IN THE CAPITAL OF

                        RIVERVIEW MANAGEMENT CORPORATION


                                 August 4, 1998

THE SECURITIES, INCLUDING THE FUTURELINK SHARES AND ANY SHARES ISSUED PURSUANT SUBSECTION 2.04(c) OF THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING SOLD PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.


                           MORRISON, BROWN, SOSNOVITCH
                                1 TORONTO STREET
                             SUITE 910, P.O. BOX 28
                                TORONTO, ONTARIO
                                     M5C 2V6

                                TABLE OF CONTENTS


RECITALS ....................................................................................2

ARTICLE 1.00 - INTERPRETATION ...............................................................2
         1.01  Definitions ..................................................................2
         1.02  Canadian Dollars .............................................................6
         1.03  Extended Meanings ............................................................6
         1.04  Entire Agreement .............................................................6
         1.05  Headings .....................................................................7
         1.06  Accounting Terms .............................................................7
         1.07  Schedules ....................................................................7
         1.08  Recitals .....................................................................8

ARTICLE 2.00 - PURCHASE AND SALE OF SHARES ..................................................8
         2.01  Purchase and Sale ............................................................8
         2.02  Purchase Price ...............................................................8
         2.04  Payment of Purchase Price ....................................................8

ARTICLE 3.00 - REPRESENTATIONS AND WARRANTIES ...............................................9
         3.01  Representations and Warranties of the Sellers ................................9
         3.02  Representations and Warranties of the Buyer .................................22

ARTICLE 4.00 - COVENANTS ...................................................................35
         4.01  Covenants of the Sellers and the Corporation During Interim Period ..........35
         4.02  Covenants of the Buyer During Interim Period ................................37
         4.04  Covenants on Closing ........................................................39
         4.05  Post-Closing Covenants ......................................................39

ARTICLE 5.00 - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER ............................40
         5.01  Conditions Precedent ........................................................40
         5.02  Result of Failure to Satisfy Condition Precedent ............................44
         6.01  Conditions Precedent ........................................................44
         6.02  Result of Failure to Satisfy Condition Precedent ............................46

ARTICLE 7.00 - PRIOR TRANSACTIONS ..........................................................46
         7.01  Interim Period Transactions .................................................46

ARTICLE 8.00 - BREAK-UP FEE AND DEPOSIT ....................................................47

ARTICLE 9.00 - RISK OF LOSS ................................................................47
         9.01  Risk of Total Loss ..........................................................47
         9.02  Risk of Partial Loss ........................................................48

ARTICLE 10.00 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES .................................48
         10.01  Survival of the Sellers's Representations, Warranties and Covenants ........48
         10.02  Survival of the Buyer's Representations, Warranties and Covenants ..........49

ARTICLE 11.00 - INDEMNIFICATION ............................................................49
         11.01  Scope of Indemnification ...................................................49
         11.02  Litigation .................................................................49
         11.03  Set Off and Similar Rights of the Buyer ....................................50
         11.04  Reimbursement ..............................................................50
         12.01  Public Announcement. .......................................................50
         12.02  Notices ....................................................................50
         12.03  Expense ....................................................................51
         12.04  Time of the Essence ........................................................51
         12.05  Governing Law ..............................................................51
         12.06  Severability ...............................................................51
         12.07  Further Assurances .........................................................52
         12.08  Counterparts. ..............................................................52
         12.09  Enurement ..................................................................52
         12.10  Time Periods ...............................................................52
         12.11  Language of Agreement ......................................................52

                            SHARE PURCHASE AGREEMENT

        THIS AGREEMENT made the 4th day of August, 1998


                                   A M O N G:

        FUTURELINK DISTRIBUTION CORP., a corporation incorporated pursuant to the laws of the State of Colorado, (the "Buyer")

                               OF THE FIRST PART;

                                     - and -

        DONALD A. BIALIK., of the City of Calgary in the Province of Alberta ("Donald")

                               OF THE SECOND PART;
                                     - and -

        OLIVIA B. BIALIK of the City of Calgary, in the Province of Alberta ("Olivia") OF THE THIRD PART; - and -

        BIALIK FAMILY TRUST (the "Trust")

                               OF THE FOURTH PART;
                                     - and -

        RIVERVIEW MANAGEMENT CORPORATION, a corporation incorporated under the laws of the Province of Alberta ( "RMC")

                               OF THE FIFTH PART;
                                     - and -

        SYSGOLD LTD., a corporation incorporated under the laws of the Province of Alberta ( "SysGold")

                                  OF THE SIXTH;

                                     - and -

        FUTURELINK DISTRIBUTION CORP., a corporation incorporated pursuant to the laws of the Province of Alberta; (the "FutureLink Alberta")

                               OF THE FIRST PART;

RECITALS

WHEREAS:

A. The Buyer and the Sellers have agreed that it would be in the best interests of the Buyer and SysGold to merge their operations;

B. RMC is the sole registered and beneficial owner of record of all of the issued and outstanding shares in the capital of SysGold (the "SysGold Shares")

C. Donald, Olivia and the Trust (collectively referred to as the "Sellers") are the sole registered and beneficial owner of record of all of the issued and outstanding shares in the capital of RMC (the "Purchased Shares");

D. The Sellers have agreed to sell the Purchased Shares to the Buyer, and the Buyer has agreed to buy such Purchased Shares from the Sellers, upon and subject to the terms and conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Two Dollars ($2.00) now paid by the Buyer to each of the Sellers, SysGold and RMC (the receipt and sufficiency of which is hereby acknowledged) and of the mutual covenants and agreements contained in this Agreement, the parties covenant and agree with each other as follows:


                          ARTICLE 1.00 - INTERPRETATION

1.01 DEFINITIONS. In addition to any other defined terms contained in this Agreement, the following words and phrases have the following meanings:

(a) "Agreement", "this Agreement", "hereto", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement including its Schedules and not to any particular article, section or other portion of this Agreement and include every amendment or instrument supplementary hereto or in implementation hereof;

(b) "Arm's length" shall have the same meaning as those words are defined in the Income Tax Act (Canada) from time to time;

(c) "Assets" means all the assets, interests, undertakings, rights and properties of the Corporation of every kind and description, real or personal, tangible or intangible and wherever they are located as of the date of this Agreement including, without limitation:

        (i) all machinery, equipment, furniture, furnishings and accessories, spare parts, manuals and supplies of all kinds;

        (ii)    all inventory;

        (iii) all accounts receivable, trade accounts, notes receivable and other debts due or accruing due and the full benefit of all securities for such accounts, notes or debts;

        (iv) the full benefit of all contracts, engagements or commitments, whether written or oral, including, without limitation, all forward commitments by the Corporation for equipment, inventory, supplies and materials entered into in the ordinary course of business except for two vehicle leases for a 1998 Chevrolet Tahoe and a 1998 Chevrolet Suburban the obligations of which will be assumed by the Sellers;

        (v) prepaid expenses including, without limitation, prepaid rent, insurance premiums, utility deposits and any other kind of payment or amount that could be considered a prepaid expense under generally accepted accounting principles;

        (vi) all registered or unregistered trade marks, trade names, trade or brand names, service marks, copyrights, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licences, telephone numbers, customer lists, sub-licences, franchises, formulae, trade secrets, processes, technology and other industrial property and intangibles including, without limitation, all restrictive agreements or negative covenant agreements the Corporation may have;

        (vii) the goodwill of the Business including, without limitation, any rights which the Sellers or the Corporation possesses with respect to the use the name "SysGold", or any variation thereof, as part of the name of, or in connection with the business carried on or to be carried on by, the Corporation; and

        (viii) all other property, assets and rights, real or personal, tangible or intangible, owned by the Corporation or to which it is entitled;

(d)     "Break-up Fee" has the meaning set out in Section 8.01;

(e) "Business" means the business presently carried on by the Corporation including any business carried on under the name and style, "SysGold";

(f) "Business Day" means a day which is not a Saturday, a Sunday or a statutory holiday;


(g) "Buyer's Accountants" means Ernst & Young or such other firm of chartered accountants as may be designated by the Buyer;

(h) "Buyer's Counsel" means Morrison, Brown, Sosnovitch or such other firm of lawyers as may be designated by the Buyer;

(i)     "Buyer's Employee Benefit Plan" has the meaning set out in subsection
        3.02 (kk);

(j) "Closing Date" means August 20, 1998, or such other date as may be agreed upon by the Buyer and the Sellers;

(k)     "Corporation" means SysGold, SysGold Inc. and RMC together;

(l) "Confidential Information" means, with respect to the Sellers obligations the following pertaining to the Buyer and FutureLink Alberta and with respect to the Buyers obligations the following pertaining to the Corporation: all information relating to the business of the other party or any of its associated, related or affiliated companies, including, but not limited to, material contracts, customer lists, financial statements or information, reports, employee information, banking information, and any information whether written or verbal which the other receives through due diligence or otherwise in the preparation of the transactions contemplated herein that is not generally available to the public;

(m)     "Deposit" has the meaning set out in section 2.03;

(n)     "Employee Benefit Plans" has the meaning set out in subsection 3.01
        (ll);

(o) "Encumbrances" means any claim, lien, security interest, right, privilege, restriction, demand or other encumbrance whatsoever affecting the property in question, or any right capable of becoming such an encumbrance;

(p)     "Financial Statements" means:

        (i) the unaudited financial statements of SysGold, for the fiscal years ended October 31, 1993 through 1997, and the interim financial statements for the period ending May 31, 1998, each consisting of a balance sheet as at the end of each fiscal period, a statement of profit and loss, and a statement of changes in financial position with accompanying notes, in respect of each fiscal period, in each case prepared in accordance with generally accepted accounting principles, consistently applied from period to period; and

        (ii) the unaudited financial statements of RMC, for the fiscal year ended September 30, 1993 through 1997, and the interim financial statements for the period ending July 31, 1998 each consisting of a balance sheet as at the end of each fiscal period, a statement of profit and loss, and a statement of changes in financial position with accompanying notes, in respect of each fiscal period, in each case prepared in accordance with generally accepted accounting principles, consistently applied from period to period;

        (iii) the unaudited financial statements of SysGold Inc., for the fiscal year ended _________, 1993 through 1997, and the interim financial statements for the period ending __________,1998 each consisting of a balance sheet as at the end of each fiscal period, a statement of profit and loss, and a statement of changes in financial position with accompanying notes, in respect of each fiscal period, in each case prepared in accordance with generally accepted accounting principles, consistently applied from period to period; a copy of each of which are attached as the Financial Statements Schedule;

        (q)     "FutureLink Financial Statements" means:

                (i) the audited financial statements of FutureLink Alberta, for the fiscal years ended December 31, 1996 and 1997 each consisting of a balance sheet as at the end of each fiscal period, a statement of profit and loss, and a statement of changes in financial position with accompanying notes, in respect of each fiscal period, in each case prepared in accordance with Canadian generally accepted accounting principles, consistently applied from period to period; and

                (ii) the audited financial statements of the Buyer for the fiscal periods ending December 31, 1997 and May 31, 1998, each consisting of a balance sheet as at the end of each fiscal period, a statement of profit and loss, and a statement of changes in financial position with accompanying notes, in respect of each fiscal period, in each case prepared in accordance with Canadian generally accepted accounting principles, except for the non-consolidation of the FutureLink Alberta financial statements, consistently applied from period to period; a copy of each of which are attached as the FutureLink Financial Statements Schedule;

(r)     "FutureLink Shares" has the meaning set out in subsection 2.02(b);

(s) "Interim Period" means the period of time between the date of this Agreement and the Time of Closing;

(t) "Leased Property" means the premises leased by SysGold pursuant to a lease or written agreement to lease, and used in the conduct of the Business, as described in the Leased Property Schedule;

(u)     "Permitted Encumbrance" has the meaning set out in section 5.01(m);

(v) "Purchase Price" means the aggregate consideration, as set out in this Agreement, payable by the Buyer to the Sellers for the Purchased Shares;

(w) "Purchased Shares" means all of the issued and outstanding shares in the capital of RMC;

(x) "Real Property" means each direct or indirect interest in real property described in the Real Property Schedule, and, where the context requires, means all of such real properties and real property interests;

(y)     "Sellers" means Don, Olivia and the Trust;

(z) "Sellers' Counsel" means Howard, Mackie or such other firm of lawyers as may be designated by the Sellers;

(aa)    "Shareholder Loans" has the meaning set out in subsection 2.04 (b);

(bb)    "SysGold Inc. Shares" has the meaning set out in subsection 3.01(d);

(cc)    "SysGold Shares" has the meaning set out in subsection 3.01(d);

(dd) "Taxes" means all federal, provincial, municipal or other taxes, imposts, rates, levies, assessments and government fees, charges or dues lawfully levied, assessed or imposed against the relevant party or in respect of the business of such party including, without limitation, all income, capital gains, sales, excise, use, property, payroll, capital, goods and services, business, transfer, withholding and value added taxes, and all customs and import duties, together with all interest, fines and penalties with respect thereto;

(ee) "Tax Returns" means all reports, returns and other documents filed or required to be filed by the relevant party in respect of Taxes or in respect of, or pursuant to, any federal, provincial, municipal or other taxing statute applicable to the relevant party;

(ff) "Time of Closing" means 10:00 o' clock a.m. (Calgary time) on the Closing Date or such other time on the Closing Date at which the transaction is completed.

1.02 CANADIAN DOLLARS. All dollar amounts referred to in this Agreement are in Canadian funds unless otherwise provided.

1.03 EXTENDED MEANINGS. In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa and the word "person" is not limited to an individual but includes any entity recognized by law.

1.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the party or parties to be bound thereby.

1.05 HEADINGS. All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents of any Article or section in this Agreement.

1.06 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement are to be construed in accordance with Canadian generally accepted accounting principles, consistently applied.

1.07 SCHEDULES. The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof when attached to this Agreement and initialled by the party required to produce such Schedule:


                                                                                    Time Period for Delivery
                                                                                    ------------------------
     Buyer's Contracts Schedule                                                     6 days
     Buyer's Counsel's Opinion Schedule                                             6 days
     Buyer's Directors and Officers Schedule                                        upon execution
     Buyer's Employee Benefit Schedule                                              6 days
     Buyer's Employee Schedule                                                      6 days
     Buyer's Employment and Consulting Agreements Schedule                          6 days
     Buyer's Equipment Lease Schedule                                               6 days
     Buyer's Insurance Schedule                                                     6 days
     Buyer's Leased Property Schedule                                               6 days
     Buyer's Options and Calls Schedule                                             upon execution
     Contracts Schedule                                                             6 days
     Debenture Schedule                                                             6 days
     Employee Benefit Schedule                                                      upon execution
     Employee Schedule                                                              upon execution
     Employment and Consulting Agreements Schedule                                  upon execution
     Employment Contract with Don Bialik Schedule                                   6 days
     Encumbrances Schedule                                                          upon execution
     Equipment Lease Schedule                                                       6 days

     FutureLink Financial Statements Schedule                                       upon execution
     FutureLink Alberta Capital Schedule                                            upon execution
     Financial Statements Schedule                                                  upon execution
     Insurance Schedule                                                             6 days
     Intellectual Property Schedule                                                 6 days
     Leased Property Schedule                                                       6 days
     License and Permits Schedule                                                   6 days
     Litigation Schedule                                                            upon execution
     Permitted Transactions Schedule                                                upon execution
     Promissory Notes Schedule                                                      upon execution
     Real Property Schedule                                                         6 days
     Release Schedule                                                               upon execution
     Sellers' Counsel's Opinion Schedule                                            6 days

The parties hereto agree that all schedules will be attached by no later than the time period set out next to each schedule.

1.08 RECITALS. Each of the parties acknowledges that the recitals of this Agreement, so far as they relate to such party, are true and correct in substance and in fact.

                   ARTICLE 2.00 - PURCHASE AND SALE OF SHARES

2.01 PURCHASE AND SALE. Based upon the warranties, representations and covenants, and subject to the terms and conditions, set out in this Agreement, the Buyer agrees to purchase the Purchased Shares from the Sellers and the Sellers agree to sell the Purchased Shares to the Buyer.

2.02 PURCHASE PRICE. The total Purchase Price payable by the Buyer to the Sellers for the Purchased Shares shall be the sum of:

        (a) Three Million Six Hundred and Eighty-five Thousand Dollars ($3,685,000); and

        (b) Four million, two hundred and fifty thousand (4,250,000) common shares in the capital of the Buyer (the "FutureLink Shares"). The Buyer and Sellers each agree that the value of the FutureLink Shares is Five Million Dollars ($5,000,000) or Eighty-five Cents American (U.S.$.85) per share and that such value was determined by the approximate average daily trading price of the FutureLink Shares on the Over The Counter Bulletin Board on the NASDAQ exchange during the period thirty (30) day period ending July 22, 1998;

and such Purchase Price, and the payment thereof, shall be allocated between the Sellers in the proportions agreed to by the parties hereto following the transactions contemplated in Article 7.00.

2.03 DEPOSIT. The Sellers acknowledge receipt of a deposit (the "Deposit") in the amount of One Hundred Thousand Dollars ($100,000), to be applied to the Purchase Price at the Time of Closing or otherwise dealt with in accordance with
Article 8.00.

2.04 PAYMENT OF PURCHASE PRICE. The Purchase Price payable to the Sellers shall be paid as follows at the Time of Closing:

(a) payment of the sum of Three Million Dollars ($3,000,000) by certified cheque or bank draft;

(b) the delivery to the Sellers of promissory notes from the Buyer in the aggregate amount of Six Hundred and Eighty-five Thousand Dollars ($685,000) payable within ninety (90) days of the Closing Date and such notes shall contain such other terms as are set out in the promissory note in the Promissory Notes Schedule. The said promissory notes amount shall be reduced by the amount of the Deposit;

(c) the allotment and issuance to the Sellers of the FutureLink Shares or non-voting shares of RMC convertible into the FutureLink Shares. The Sellers hereby agree that all offers and sales of the FutureLink Shares or such other shares, from the Date of Closing and prior to the expiration of a period commencing on the Date of Closing and ending one year thereafter (the "Distribution Compliance Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S (i) unless registration has taken place prior to the expiry of the Distribution Compliance Period. The certificates representing any such shares shall bear the following legend unless registration has taken place:

                THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING SOLD PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

THE SELLERS UNDERSTAND AND AGREE THAT IN THE ABSENCE OF THE REGISTRATION OF THE FUTURELINK SHARES OR THE RMC SHARES UNDER THE ACT, SUCH SHARES MAY ONLY BE RESOLD AS PROVIDED FOR IN REGULATION S, PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING SALES UNDER RULE 144. Sales of FutureLink Shares or the RMC shares may be made in reliance upon Rule 144 but ONLY (i) in limited quantities by affiliates after the completion of the Distribution Compliance Period, or (ii) in limited quantities by non-affiliates after the completion of the Distribution Compliance Period, or (iii) in unlimited quantities by non-affiliates after the first yearly anniversary after the completion of the Distribution Compliance Period; in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Buyer is then available to the public).

The Sellers understands that the FutureLink Shares or the RMC shares have not been registered under the Act and are being offered and sold pursuant to a "safe harbor" from registration contained in Regulation S promulgated under the Act based in part upon the representations of the Sellers contained herein.

                  ARTICLE 3.00 - REPRESENTATIONS AND WARRANTIES

3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers represent and warrant to the Buyer as follows and acknowledge that the Buyer is relying upon such representations and warranties in connection with the purchase by the Buyer of the Purchased Shares:

(a) Schedules. The Schedules reference complete and accurate information regarding those matters to which such Schedules pertain.

(b) Corporate Existence. The Corporation is duly incorporated, organized and validly existing under the laws of the Province of Alberta. The Province of Alberta is the only jurisdiction in which the Corporation carries on business or owns or leases properties. The Corporation has the corporate power and authority and does now possess all governmental and other permits, licences and other authorizations required to own or lease its properties, and to carry on its business as it was carried on at the applicable time.

(c) Authority. This Agreement, when executed and delivered by the parties hereto, will constitute a valid and binding agreement of the Corporation and the Sellers enforceable in accordance with its terms. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfilment of the terms and provisions of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any of the Corporation's constating documents or by-laws, or a default under any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Corporation or the Sellers are a party or by which either are bound or any regulatory provisions affecting either of them. Neither the Corporation nor the Sellers are a party to or bound by any commitment, agreement or document containing any covenant which limits the freedom of the Corporation to compete or solicit any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operation or conditions of the Corporation or the continued operation of the Business after closing.

(d) Authorized and Issued Capital. The current issued and outstanding shares in the capital of RMC, all of which are fully paid and non-assessable to the Sellers and which do not exceed the authorized capital of RMC, are as follows:

                 Don -        100 Class "A" Shares and 5 Class "D" shares
                 Olivia -     100 Class "B" Shares and 5 Class "D" shares
                 Trust -      100 Class "C" Shares

        The only issue and outstanding share capital of SysGold are three thousand (3,000) Class "A" Common Voting Shares, which do not exceed the authorized capital of SysGold, are issued and outstanding as fully paid and non-assessable to RMC (the "SysGold Shares") and there are no other shareholders.

        The only issued and outstanding share capital of SysGold Inc. are 100 Class "A" Common Voting Shares, which do not exceed the authorized capital of SysGold Inc., are issued and outstanding as fully paid and non-assessable to RMC (the "SysGold Inc. Shares") and there are no other shareholders.

(e) Title to Purchased Shares. RMC is the registered and beneficial owner of all of the SysGold Inc. Shares and subject to Encumbrances listed in the Encumbrances Schedule has good and marketable title to such shares, free and clear of all Encumbrances of any kind and SysGold has not received any notice of any adverse claim with respect to such shares. RMC is the registered and beneficial owner of all of the SysGold Shares and subject to Encumbrances listed in the Encumbrances Schedule has good and marketable title to such shares, free and clear of all Encumbrances of any kind and RMC has not received any notice of any adverse claim with respect to such shares. The Sellers are the registered and beneficial owner of all of the Purchased Shares and subject to Encumbrances listed in the Encumbrances Schedule have good and marketable title to such shares, free and clear of all Encumbrances of any kind and the Sellers have not received any notice of any adverse claim with respect to such shares.

(f) Options and Calls. There are no outstanding agreements, calls, commitments, options, subscriptions, warrants or other rights or privileges to acquire the Purchased Shares or the SysGold Shares or to require the Corporation to issue additional shares, whether upon the conversion of other securities or otherwise except in accordance with
        Article 7.00.

(g) Subsidiaries. Except for SysGold and SysGold Inc. in the case of RMC, the Corporation does not own any interest in or control, directly or indirectly, any corporation, business trust, partnership, limited partnership, joint venture or other person ;

(h) Financial Assistance. The Corporation has not, directly or indirectly, made any loans, provided financial assistance in any form, or given any guarantees, to or in respect of the obligations of any person, other than loans, financial assistance or guarantees which are no longer outstanding. The Corporation will not, as of the Time of Closing, be a party to or bound by any agreement of indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other party;

(i) No Joint Venture Interests, etc. The Corporation is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similarly jointly owned business undertaking and the Corporation has no other significant investment interests in any business owned or controlled by any third party except for a joint bid with IBM for work at Canadian Natural Resources Ltd. which is listed on the Contracts Schedule.

(j) No Distributions on Shares. The Corporation has not, since its most recently completed fiscal year for which Financial Statements are contained in the Financial Statements Schedule, purchased or redeemed any shares in the capital of the Corporation, paid or declared any dividend, made or agreed to make any other distribution in respect of its capital or passed any resolution authorizing any of such actions except with respect to the transactions planned in Article 7.00;

(k) Financial Statements and Financial Books and Records. The books and records of the Corporation and the Financial Statements fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principles consistently applied from year to year, the assets, liabilities, and financial position of the Corporation as at the date of the Financial Statements, at the date hereof and will continue to do so at the Time of Closing. All financial transactions of the Corporation relating to the Corporation business have been and will be accurately recorded in its books and records and, without limiting the generality of the foregoing, all monies set aside or held in trust by the Corporation for the benefit of another person are properly accrued or so held and are completely and accurately recorded in the books and records of the Corporation and no claim can be made against the Corporation in respect thereof in excess of the amounts so set aside or held.

(l) Disclosure to Accountants. The Corporation and the Sellers have made known, or caused to be made known, to the accountants or auditors who have prepared the Financial Statements all material facts and circumstances which could affect the preparation of the Financial Statements.

(m) Corporate Books and Records. The corporate records and minute books of the Corporation are complete, accurate and up to date, and contain and will contain at the Time of Closing complete and accurate copies of all articles (as amended) and by-laws (as amended), minutes of all meetings and/or written resolutions of the directors and/or Shareholders of the

        Corporation from incorporation to the Closing Date and all such by-laws were duly enacted and passed, all such meetings were duly held, and all such resolutions were duly enacted and passed and all matters and transactions contained or reflected in the minute books are in accordance with applicable corporation law requirements. The share certificate books, registers of shareholders and directors and registers of transfers are and will be accurate and complete on the Closing. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of the Corporation, except those contained in the minute books;

(n) Directors and Officers . The directors and officers of RMC are as follows:


                  Don Bialik          -        Director and President
                  Olivia Bialik       -        Director and Vice-President

        The directors and officers of SysGold are as follows:

                  Don Bialik          -        Director and President
                  Olivia Bialik       -        Director and Secretary

        The directors and officers of SysGold Inc. are as follows:

                  Don Bialik          -        Director and President
                  Kevin J. Sebastian  -        General Manager
                  Harold Hogg         -        Secretary and Controller

(o) Outstanding Indebtedness. Except as set out in the Financial Statements contained in the Financial Statements Schedule, the Corporation has no outstanding, nor is it under any obligation to create or issue, any bonds, debentures, mortgages, notes, security agreements or any other Encumbrances except as set out in the Encumbrances Schedule.

(p) Availability of Assets. The Assets constitute all of the assets which are now being used, and which are necessary, in the conduct of the Business. The Assets are in good operating condition and repair, reasonable wear and tear excepted.

(q) Title to Assets. The Corporation is the legal and beneficial owner of all of the Assets having good and marketable legal and beneficial title thereto, free and clear of all Encumbrances except as set out on the Encumbrances Schedule. Except in the ordinary course of business, there is no agreement, option or other right to sell, assign or otherwise dispose of any Assets.

(r) Accounts Receivable. Other than as reserved against in the Financial Statements, all accounts receivable have arisen from valid arm's length transactions in the ordinary course of business. The accounts receivable are not subject to any valid set-offs or counterclaims and are, subject to the debtor's willingness and ability to pay, collectable in full within 120 days of the Closing Date, and the Sellers have received no notice of the unwillingness or inability of any debtor to pay any of the accounts receivable. Adequate provision has been made for bad debts and doubtful accounts, in accordance with generally accepted accounting principals.

(s) Inventories. All inventories of the Corporation consist of items of a quality usable in the ordinary course of business. On the Closing Date, Inventories will be sufficient to meet the needs of the Business in the ordinary course.

(t) Forward Commitments. All forward commitments which have been entered into by the Corporation and which remain unfulfilled have been entered into in the ordinary course of the Business.

(u) Real Estate. At the Time of Closing, the Corporation will not own any real property other than the Real Property described in the Real Property Schedule.

(v) Leases. All Leased Property is listed in the Leased Property Schedule. Each lease and/or agreement to lease:

        (i) is in full force and effect and in good standing and constitutes a legal, valid and binding obligation of SysGold and, without limiting the generality of the foregoing, there has been no default thereunder by SysGold, or to the best of the knowledge of the Sellers, by the landlord, and SysGold has not received notice of termination or threat by the landlord to terminate such lease or agreement to lease; and

        (ii) except where consent, approval or act of any party is required pursuant to the terms of leases or agreements to lease, copies of which have been delivered to Buyer's Counsel, will continue in full force and effect notwithstanding the closing of the transactions contemplated by this Agreement without the consent, approval or act of any party under such lease or agreement to lease; for greater certainty, the Sellers will obtain any required consents identified by the Buyer in the copies of the leases or agreements to lease provided to Buyer's Counsel and the Sellers shall be responsible for the costs of any consent, approval or other act of any party which is required under any leases or agreements to lease;

        With respect to all Leased Property:

        (iii) to the best of the Sellers' knowledge, the premises and improvements thereto and the purposes for which any of them are used, comply in all respects with the relevant zoning, building, environmental and other governmental or municipal by-laws, laws, requirements, regulations and ordinances (including municipal and provincial fire regulations and pollution control regulations) and with Fire Underwriters' regulations;

        (iv) there has not been received by SysGold or anyone on behalf of SysGold, any notice with respect to any by-law change affecting the premises or relating to any threatened or pending condemnation or expropriation of such premises;

        (v) neither SysGold nor anyone on behalf of it has received any notice from any insurance carrier of defects or inadequacies in any of the premises, which, if not corrected, could result in termination of insurance coverage or an increase in the cost of coverage;

(w) Environmental Matters and Occupational Health and Safety. To the best of the Sellers' knowledge, after due inquiry the Corporation has in connection with the carrying on of the Business complied with and will be in compliance with all federal, provincial and municipal statutes, orders, regulations and by-laws relating to environmental and occupational health and safety matters, including the disposal of hazardous substances;

(x) Equipment Leases. A complete list of all equipment leases to which the Corporation is a party is listed in the Equipment Lease Schedule. A full and complete copy of each equipment lease has been produced to the Buyer. Each of such equipment leases:

        (i) is in full force and effect and in good standing and constitutes a legal, valid and binding obligation of the Corporation; and

        (ii) will continue in effect notwithstanding the closing of the transactions contemplated by this Agreement without the consent, approval or act of any party under such equipment lease, except as may be provided for in the copy of such equipment leases provided to Buyer's Counsel. The Sellers will assist the Buyer to obtain any required consents identified by the Buyer in the copies of the equipment leases provided to Buyer's Counsel, and the Sellers shall be responsible for any costs associated with any consent, approval or other act of any party which is required under any equipment leases.

(y) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by the Corporation are described in the Insurance Schedule (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to the Buyer, and such policies are summarized in the Insurance Schedule attached hereto. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. The Corporation has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against the Corporation which would come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the Assets or the Business or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the Assets or requiring or recommending any equipment or facilities to be installed on any premises from which the Business is conducted or in connection with any of the Assets. The Corporation does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the Business which might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

(z) Proprietary Rights. Other than the trade name "SysGold" the Corporation does not own any copyrights, uncopyrighted works, registered and unregistered trade marks, certification marks, trade names, industrial designs, patents, patent applications, unpatented inventions, trade secrets, know-how and other proprietary rights (collectively, the "Proprietary Rights") and no such Proprietary Rights are necessary or desirable in the conduct of the Business as now conducted. The conduct of the Business by the Corporation as now conducted does not infringe or violate any Proprietary Rights belonging to third parties nor are the Sellers aware of any threatened potential claim with respect to such, including Proprietary Rights owned by a third party to any computer software programs now used in the conduct of the Business, all of which computer software programs are properly licensed by the Corporation.

(aa) Business Conducted in No Other Name. All business of the Corporation has been conducted in the name of the Corporation and for the benefit of the Corporation and there are no parties related, either directly or indirectly, which are competing for the business of the Corporation. There are no trademarks or trade names other than those set out in section 3.01(aa) which are required to properly conduct the business of the Corporation;

(bb) Absence of Certain Changes or Events. Since the date of the most recent fiscal year end of the Corporation, the Corporation has not:

        (i) incurred any fixed or contingent obligation, liability or commitment except trade or business obligations incurred in the ordinary course of business, none of which is materially adverse or was entered into for inadequate consideration;

        (ii) discharged or satisfied any Encumbrance or paid or satisfied any fixed or contingent obligation or liability, except for current obligations or liabilities incurred in the ordinary course of business and except as otherwise provided for in this Agreement;

        (iii) mortgaged, pledged or subjected any of the Assets to any Encumbrance, other than liens, if any, for current Taxes not yet due and payable;

        (iv) entered into any lease or rental agreement or transferred, leased, licensed or disposed of any of the Assets other than in the ordinary course of business and other than new leases or renewals of any of the leases and/or agreements to lease listed on the Leased Property Schedule in accordance with the renewal rights contained therein;

        (v) waived, released, cancelled, forgiven or compromised any debt, claim or right, other than in the ordinary course of business;

        (vi) transferred or granted any right under any lease, license or other agreement or with respect to any intangible asset other than in the ordinary course of business;

        (vii) paid or agreed to pay any bonus, except the payment of bonuses of up to $30,000 to Doug Evans;

        (viii) suffered any material casualty loss (whether or not covered by insurance) or any material operating or other loss;

        (ix) suffered any adverse change in, or any event or events which have had or will have a material adverse effect on the Assets or the liabilities of any of the Corporation, the conduct of the Business or the condition (financial or otherwise) or prospects of the Corporation, taken as a whole;

        (x) made any loan to or entered into any other transaction with any of its officers, directors, employees or shareholders giving rise to any claim or right of, by, or against any such person. The Corporation is not indebted to any of its officers, directors, employees or shareholders or any other person not dealing at arms' length with the Corporation except for the Shareholder Loans;

        (xi) made or entered into any contract or commitment to make any capital expenditures;

        (xii) declared or paid any dividend or made or agreed to make any payment or distribution to any shareholder (including purchases and redemptions of issued and outstanding shares or any other securities) except in accordance with Article 7.00;

        (xiii) issued, sold or granted any options, rights or warrants to purchase, or subscribe for, any shares of any corporation;

        (xiv) sold or otherwise disposed of any fixed or capital assets except in the ordinary course of business;

        (xv) amended or terminated any contract or agreement which is material to the Business; or

        (xvi) entered into any agreement or commitment to do or cause any of the matters described above to occur.

(cc) No Finder. The Corporation is not obliged to pay any finder's fee or any type of commission in connection with the transactions contemplated by this Agreement.

(dd) No Defaults under Agreements; No Violation of Laws. The Corporation has not received notice of, nor has knowledge of, the existence of any material default or event of default or the occurrence of any event which with notice or lapse of time, or both, would constitute a material default, and which is continuing, under the terms or provisions, express or implied, of any agreement to which any of the Assets, the Purchased Shares, or the conduct of the Business are subject. The Corporation has not received notice of, nor has any knowledge of, a violation of any applicable federal, provincial or municipal law, ordinance, regulation, order or requirement relating to the Assets, the Purchased Shares or the conduct of the Business which may have a material adverse effect on the Assets, the Purchased Shares, or the conduct of the Business. The Corporation is conducting the Business in compliance with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which the Business is carried on including any required extra provincial registrations;

(ee) Litigation. No claim, action, suit, proceeding, litigation, arbitration or investigation has been commenced or threatened in writing against the Corporation, the Assets, the Purchased Shares, or the Business (including the properties of others used in the conduct of the Business), or the transactions contemplated by this Agreement, except as set out in the Litigation Schedule, and no basis therefor is known to the Sellers. No matter which is set out in the Litigation Schedule would, if decided adversely against the Corporation, have a material adverse effect on the conduct of the Business or upon the Assets or the Purchased Shares. Neither the Corporation, the Assets, nor the conduct of the Business is subject to any continuing injunction, judgment or other order of any court, arbitrator, mediator or governmental agency. The Corporation is not in material default under any order, licence, regulation, nor in any default of any demand of any federal, provincial, municipal or other governmental agency or regulatory body or with respect to any order, writ, injunction or decree of any court.

(ff) Tax Matters. Subject to any requirement to file arising from, or in connection with, the transactions contemplated in this Agreement, the Corporation has:

        (i) prepared and filed with the appropriate governmental authorities by the required filing date all Tax Returns required to be filed by it under all applicable laws or regulations, which Tax Returns, were prepared in conformity with such applicable laws and regulations and properly reflect, and do not understate (including that all deductions taken and to be taken are reasonable and fully deductible for tax purposes in the manner claimed or to be claimed by the Corporation) the taxable income and the liability for Taxes of such corporation in the relevant taxation year;

        (ii) duly and timely paid all Taxes as they have become due and payable; and

        (iii) made sufficient provision in the Financial Statements for all accrued but unpaid Taxes, if any, whether or not disputed, for all relevant periods.

        Income tax assessments have been issued to RMC covering all past periods up to and including the fiscal year ended September 30, 1997, to SysGold covering all past periods up to and including the fiscal year ended October 31, 1997 and to SysGold Inc. covering all past periods up to and including the fiscal year ended _________________, 1997 and such assessments, if any for amounts owing in respect thereof, have been paid in full. There are no actions, suits, tax audits or other proceedings or investigations or claims in progress, pending or threatened in writing against the Corporation in respect of any Taxes and, in particular, there are no currently outstanding reassessments or written inquiries which have been issued or raised by any governmental authority relating to Taxes. The Corporation is not aware of any contingent liabilities for Taxes or any reasonable grounds for an assessment or reassessment of any Tax Return filed by the Corporation, and has not received any indication from any taxing authorities that an assessment or reassessment is proposed in respect of any Taxes, regardless of the merits. The Corporation has not executed or filed with any taxing authority any agreement extending the period for assessment, reassessment or collection of Taxes, or any waiver or agreement regarding statutes of limitations relating to Taxes. All Taxes which are required to be withheld or collected by the Corporation from payments made to its present and former employees, officers and directors, and to all persons who are not residents of Canada for purposes of the Income Tax Act have been duly withheld or collected and, to the extent required, have been duly remitted to the proper taxing authorities. The Corporation has properly withheld all Canada Pension Plan contributions, Employment Insurance premiums, and other Taxes payable by it in respect of its employees and has remitted, or will remit such amounts to the proper taxing authorities within the time required by the applicable legislation if such time is prior to the Closing Date. Copies of all Tax Returns and all schedules and other supporting documents thereto filed by the Corporation with all taxing authorities for each of the last three (3) completed fiscal years and all communications relating thereto will have been delivered to the Buyer prior to Closing.

(gg) GST. SysGold Ltd. and RMC are properly registered under the Excise Tax Act (Canada) for the purposes of the goods and services tax (GST), if required pursuant to the provisions of the Excise Tax Act (Canada), and the Corporation has charged, collected and remitted, in the time and manner required under the said Act, all Taxes required to be charged, collected and remitted pursuant to Part IX of the Excise Tax Act (Canada) in respect of any "taxable supply" (as such term is defined under the applicable sections of the said Act) made by the Corporation.

(hh) Potential Conflicts of Interest. No officer, director or shareholder of the Corporation, and no person directly or indirectly controlling or controlled by, or under the direct or indirect control of, any of the foregoing persons:

        (i) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of the Corporation;

        (ii) holds a beneficial interest in any contract or other agreement to which the Corporation is a party or by which it is obligated or bound or to which any of the Assets may be subject;

        (iii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Proprietary Rights) which the Corporation are using or the use of which is necessary for the Business; or

        (iv) has any cause of action or other claim whatsoever against the Corporation.

        All purchases and sales or other transactions, if any, between the Corporation and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favourable to the Corporation than those which would have been available from unrelated third parties.

(ii) Agreements. Save and except for contracts otherwise referred to in this Agreement or in the Schedules hereto, the Contracts Schedule sets out a true and complete list of all contracts and agreements to which the Corporation is a party or by which the Corporation or any of the Assets are bound or subject and which (i) pursuant to their provisions, performance by one or more of the parties thereto may extend beyond the first anniversary of this Agreement, or (ii) are material contracts to the conduct of the Business. Each such contract is valid, binding, enforceable and in full force and effect. There is no default or event in the performance of such contracts which, with notice or lapse of time or both, would constitute a material default thereunder entitling one or more parties to such contract to terminate same.

(jj) Customers and Suppliers. The relationship of the Corporation with its customers, suppliers, and landlord is good. There has been no termination or cancellation of any relationship between the Corporation and any material supplier, or any customer or group of customers which individually or in the aggregate provided more than five percent (5%) of the combined gross revenues of the Business during the fiscal years ended September 30, 1997 with respect to RMC and October 31, 1997 with respect to SysGold, nor is there reason to believe that any such terminations or cancellations are threatened. The Corporation is not a party to any agreement which provides that any supplier will have the exclusive right to supply any materials or services to the Business.

(kk) Employment Agreements; No Union or Collective Bargaining Agreements. The Corporation is not a party to nor bound by any collective bargaining agreement nor has the Corporation conducted negotiations with respect to any such future agreement. No employees of the Corporation are represented by any trade union or association which might qualify as a trade union and there are no applications in progress or threatened which could result in the certification of a bargaining agent for any employees of the Corporation. There has been no strike, grievance, dispute, representation, arbitration, proceedings or other labour trouble against the Corporation and there is no such action or proceeding in progress or threatened in writing, and the Corporation does not know of any basis for any such action or proceeding. The Corporation has not received notice of, nor does it have any knowledge of, non-compliance with any laws concerning occupational safety, employment practices, terms and conditions of employment, wages and hours, and unfair labour practices, the enforcement of which would have a material adverse effect on the conduct of the Business. The Employee Schedule sets out a true and complete schedule, listing the names, total annual compensation, and period of employment of each person presently employed by the Corporation. There are no written employment contracts with any employee or independent contractor or any oral contracts of employment which are not terminable on the giving of reasonable notice other than as set out on the Employment and Consulting Agreements Schedule. All bonuses and vacation pay are properly accrued on the books and records of the Corporation.

(ll) Employee Benefit Matters. The Employee Benefit Schedule sets out a complete list of all employee benefit plans, including, without limitation, life insurance, hospitalization, medical and dental plans, executive compensation, bonus, deferred compensation, pension, retirement, profit sharing, stock purchase and option plans, and all other plans, arrangements or practices providing benefits for employees, officers, or directors of the Corporation (collectively the "Employee Benefit Plans"). The Corporation has no unfunded liability in respect of any of the Employee Benefit Plans other than as disclosed on the Employee Benefit Schedule. Each of the Employee Benefit Plans has been operated in accordance with its provisions and is in substantial compliance in all respects with all laws, rules and regulations governing each such plan. None of the Employee Benefit Plans or the related trusts thereunder is subject to any pending investigation, examination or other proceeding initiated by any court, arbitrator, governmental agency or regulating body.

(mm) Payments to Directors, Officers and Employees. Since June 30, 1998, no payments have been made or authorized by the Corporation to its officers, directors, shareholders or employees, except in the ordinary course of the business and at the regular rates or salary or remuneration payable to such persons, or as otherwise specifically disclosed or contemplated by this Agreement.

(nn) Sellers Claims; Amounts Due from Officers. As of this date, there are no accounts receivable, notes receivable or any other amounts due to the Corporation from officers, directors or shareholders of the Corporation. The Sellers do not have any claims against the Corporation other than the Shareholder Loans and any current salary or remuneration payable in the ordinary course.

(oo) Insolvency. The Corporation and the Sellers are not insolvent, have not committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of their assets, had an encumbrancer take possession of any of their property, nor had an execution or distress become enforceable or levied upon any of their property.

(pp) Sellers Resident of Canada. None of the Sellers are non-residents of Canada for the purposes of the Income Tax Act (Canada).

(qq) The Corporation is a private corporation within the meaning of the Securities Act (Alberta) and the sale of the Purchased Shares by the Sellers to the Purchaser is made in compliance with all applicable securities legislation.

(rr) The Sellers represent and warrant to the Buyer that (i) the Sellers are not "U.S. persons" as that term is defined in Rule 902(o) of Regulation S promulgated under the United States Securities Act of 1933, as amended (the"Act"): (ii) the FutureLink Shares or the shares otherwise issuable under subsection 2.04(e) were not sold to the Sellers in the United States and at the time of execution of this Agreement and of any offer to buy the FutureLink Shares or the shares otherwise issuable under subsection 2.04(e) hereunder the Sellers were physically outside the United States; (iii) each Seller is purchasing the FutureLink Shares or the shares otherwise issuable under subsection 2.04(e) for his own account and not on behalf of or for the benefit of any U.S. person and the sale of the FutureLink Shares or the shares otherwise issuable under subsection 2.04(e) has not been prearranged with or on behalf of any person in the United States;and (iv) the Sellers are not dealers with respect to the transactions contemplated herein and consequently a "distributor" as defined in Regulation S of the Act.

(ss) To the best of the knowledge of the Sellers neither the Sellers nor any person acting for the Sellers has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933 in the offer and sale of the FutureLink Shares or such other shares to be issued in accordance with subsection 2.04(e).

(tt) The Sellers knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e).

(uu) The Sellers are acquiring the FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) for their own accounts for investment and not as a nominee and not with a view to the distribution thereof. The Sellers understand that they must bear the economic risk of this investment indefinitely unless sale of such FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) is registered pursuant to the Act, or an exemption from such registration is available, and that the Buyer has no present intention of registering any such sale of the FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) except as otherwise may be provided herein. The Sellers represent and warrant to the Buyer that they have no present plan or intention to sell any of such FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) in the United States or to a United States person pursuant to any predetermined arrangements. The Sellers covenant that neither they not their affiliates nor any person acting on their behalf has the intention of entering or will enter during the Distribution Compliance Period, into any put option, short position, hedging transactions, equity swaps or other similar instrument or position with respect to any of such FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) or any shares of the Buyer and neither the Sellers nor any of their affiliates or any person acting on their behalf will use at any time any of such acquired pursuant to this Agreement to settle any put option, short position, hedging transactions, equity swaps or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

(vv) To the best of the knowledge of the Sellers neither the Sellers nor any person acting for the Sellers has conducted any "directed selling efforts", as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, in the offer and sale of the FutureLink Shares.

(ww) The Sellers knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e).

(xx) The Sellers are acquiring the FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) for their own accounts for investment and not as a nominee and not with a view to the distribution thereof. The Sellers understand that they must bear the economic risk of this investment indefinitely unless sale of such FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) are registered pursuant to the Act, or an exemption from such registration is available, and that the Buyer has no present intention of registering any such sale of the FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) except as otherwise may be provided herein. The Sellers represent and warrant to the Buyer that they have no present plan or intention to sell any of such FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) in the United States or to a United States person pursuant to any predetermined arrangements. The Sellers covenant that neither they not their affiliates nor any person acting on their behalf has the intention of entering or will enter during the Distribution Compliance Period, into any put option, short position, hedging transactions, equity swaps or other similar instrument or position with respect to any of such FutureLink Shares or such other shares to be issued pursuant subsection 2.04(e) or any shares of the Buyer and neither the Sellers nor any of their affiliates or any person acting on their behalf will use at any time any of such acquired pursuant to this Agreement to settle any put option, short position, hedging transactions, equity swaps or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

(yy)    Residence. The Sellers are all residents of Alberta, Canada.

(zz) Full Disclosure. The Corporation or the Sellers have or will have delivered to the Buyer prior to Closing true and current copies or, if not available, photocopies of all agreements, documents and other instruments referred to in this Agreement. None of the foregoing representations and warranties and no other written statement furnished by the Sellers to the Purchaser in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchase of the Purchased Shares seeking full information as to the Corporation.

3.02 REPRESENTATIONS AND WARRANTIES OF THE BUYER. For the purposes of this section 3.02 only, unless otherwise specified by referring to the Buyer as FutureLink Colorado, all representations and warranties of the Buyer shall apply to the Buyer and FutureLink Alberta. The Buyer represents and warrants to the Sellers as follows and acknowledges that the Sellers are relying upon such representations and warranties in connection with the sale by the Sellers of the Purchased Shares:

(a) Corporate Existence. FutureLink Colorado is a public company and is duly incorporated, organized and validly existing under the laws of the State of Colorado. FutureLink Alberta is duly incorporated, organized and validly existing under the laws of the Province of Alberta. The State of Colorado and the Province of Alberta are the only jurisdictions in which the Buyer carries on business or owns or leases properties. The Buyer has the corporate power and authority and does now possess all governmental and other permits, licences and other authorizations required to own or lease its properties, and to carry on its business as it was carried on at the applicable time.

(b) Authority. This Agreement, when executed and delivered by the parties hereto, will constitute a valid and binding agreement of the Buyer enforceable in accordance with its terms. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfilment of the terms and provisions of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any of the Buyer's constating documents or by-laws, or a default under any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Buyer is a party or by which either are bound or any regulatory provisions affecting either of them. The Buyer is not a party to or bound by any commitment, agreement or document containing any covenant which limits the freedom of the Buyer to compete or solicit any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operation or conditions of the Buyer or the continued operation of the Buyer's business after closing.

(c) Authorized and Issued Capital. The authorized capital of FutureLink Colorado consists of 5,000,000 preferred shares without par value and 100,000,000 common shares with par value of One-One hundredth of One Cent ($.0001) of which 16,623,553 common shares are issued and outstanding as fully paid and non-assessable. The authorized capital of FutureLink Alberta consists of an unlimited number of Class A common voting shares, an unlimited number of Class B common non-voting shares and an unlimited number of first preferred share of which approximately 3,380,275 Class A common shares are issued and outstanding as fully paid and non-assessable as set out in the FutureLink Alberta Capital Schedule. The authorized capital of the Buyer may change prior to closing due to planned transactions including the purchase of shares of FutureLink Alberta from the shareholders other than FutureLink Colorado. It may also change in the event of additional financing provided that any issuance will not exceed ten percent (10%) of the outstanding shares of the Buyer without the prior approval of the Sellers. With respect to the conversion of debt to equity, the total indebtedness to Linear Strategies Ltd., and its assignee with respect to debt of $US 350,000, was $US 732,706 as of June 30, 1998 and such was converted at the rate of $US 0.65 per common share of FutureLink Colorado.

(d) Options and Calls. There are no outstanding agreements, calls, commitments, options, subscriptions, warrants or other rights or privileges to acquire the shares of the Buyer other than as disclosed in note 5 of the FutureLink Colorado financial statements dated May 31, 1998 contained in the FutureLink Financial Statements Schedule, except as set out in the Buyer's Options and Calls Schedule and except for warrants issued to Linear Strategies Inc. and Hampton Park Ltd. to acquire 1,127,240 common shares of FutureLink Colorado for US$1.00 per share until June 30, 1999 or for $US1.25 per share from July 1, 1999 to June 30, 2000.

(e) Subsidiaries. Except for FutureLink Alberta, the Buyer does not own any interest in or control, directly or indirectly, any corporation, business trust, partnership, limited partnership, joint venture or other person. The Buyer is contemplating other purchase transactions which may take effect prior to the Time of Closing but shall not do so without the consent of the Sellers;

(f) Financial Assistance. The Buyer has not, directly or indirectly, made any loans, provided financial assistance in any form, or given any guarantees, to or in respect of the obligations of any person, other than loans, financial assistance or guarantees which are no longer outstanding or which were made from FutureLink Colorado to FutureLink Alberta. The Buyer will not, as of the Time of Closing, be a party to or bound by any agreement of indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other party;

(g) No Joint Venture Interests, etc. The Buyer is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similarly jointly owned business undertaking and the Buyer has no other significant investment interests in any business owned or controlled by any third party.

(h) No Distributions on Shares. The Buyer has not, since May 31, 1998, purchased or redeemed any shares in the capital of the Buyer, paid or declared any dividend, made or agreed to make any other distribution in respect of its capital or passed any resolution authorizing any of such actions;

(i) Financial Statements and Financial Books and Records. The books and records of the Buyer and the financial statements contained in the FutureLink Financial Statement Schedule fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principals (except for the non- consolidation of the financial statements of FutureLink Alberta), consistently applied from year to year, the assets, liabilities, and financial position of the Buyer as at the date of such financial statements, at the date hereof and will continue to do so at the Time of Closing. All financial transactions of the Buyer relating to the Buyer's business have been and will be accurately recorded in its books and records and, without limiting the generality of the foregoing, all monies set aside or held in trust by the Buyer for the benefit of another person are properly accrued or so held and are completely and accurately recorded in the books and records of the Buyer and no claim can be made against the Buyer in respect thereof in excess of the amounts so set aside or held.

(j) Corporate Books and Records. To the best of the knowledge of the Buyer the corporate records and minute books of the Buyer are complete, accurate and up to date, and contain and will contain at the Time of Closing complete and accurate copies of all articles (as amended) and by-laws (as amended), minutes of all meetings and/or written resolutions of the directors and/or shareholders of the Buyer from incorporation to the Closing Date and all such by-laws were duly enacted and passed, all such meetings were duly held, and all such resolutions were duly enacted and passed and all matters and transactions contained or reflected in the minute books are in accordance with applicable corporation law requirements. The registers of shareholders and directors and registers of transfers are and will be accurate and complete on the Closing. The transfer agent for FutureLink Colorado is General Securities Transfer Agency Inc., 3614 Calle De Sole NE, Albuquerque, NM, 87110-6112. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of the Buyer, except those contained in the minute books;

(k) Disclosure to Accountants. The Buyer has made known, or caused to be made known, to the accountants or auditors who have prepared the FutureLink Financial Statements all material facts and circumstances which could affect the preparation of the FutureLink Financial Statements.

(l) Directors and Officers . The directors and officers of the Buyer are as set out in the Buyers Directors and Officers Schedule.

(m) Outstanding Indebtedness. Except as set out in the FutureLink Financial Statements and as contemplated by the terms of this Agreement and a term sheet dated July 13, 1998 with Thomson Kernaghan & Co. Limited attached hereto as the Debenture Schedule, the Buyer has no outstanding, nor is it under any obligation to create or issue, any bonds, debentures, mortgages, notes, security agreements or any other Encumbrances.

(n) Availability of Assets. The assets currently owned by the Buyer constitute all of the assets which are now being used, and which are necessary, in the conduct of the business of the Buyer. Such assets are in good operating condition and repair, reasonable wear and tear excepted.

(o) Title to Assets. The Buyer is the legal and beneficial owner of all of its assets accounted for in the preparation of the FutureLink Financial Statements having good and marketable legal and beneficial title thereto, free and clear of all Encumbrances. Except in the ordinary course of business, there is no agreement, option or other right to sell, assign or otherwise dispose of any of such assets.

(p) Accounts Receivable. Other than as reserved in the FutureLink Financial Statements, all accounts receivable have arisen from valid arm's length transactions in the ordinary course of business. The accounts receivable are not subject to any valid set-offs or counterclaims and are, subject to the debtor's willingness and ability to pay, collectable in full within 120 days of the Closing Date, and the Sellers have received no notice of the unwillingness or inability of any debtor to pay any of the accounts receivable. Adequate provision has been made for bad debts and doubtful accounts, in accordance with generally accepted accounting principals.

(q) Inventories. All inventories of the Buyer consist of items of a quality usable in the ordinary course of business. On the Closing Date, Inventories will be sufficient to meet the needs of the business in the ordinary course.

(r) Forward Commitments. All forward commitments which have been entered into by the Buyer and which remain unfulfilled have been entered into in the ordinary course of the business of the Buyer.

(s) Real Estate. At the Time of Closing, the Buyer will not own any real property.

(t) Leases. All leased property of the Buyer is listed in the Buyer's Leased Property Schedule. Each lease and/or agreement to lease:

        (i) is in full force and effect and in good standing and constitutes a legal, valid and binding obligation of FutureLink Alberta or FutureLink Colorado as the case may be and, without limiting the generality of the foregoing, there has been no default thereunder by FutureLink Alberta or FutureLink Colorado as the case may be, or to the best of the knowledge of FutureLink Alberta or FutureLink Colorado as the case may be, by the landlord, and FutureLink Alberta or FutureLink Colorado as the case may be has not received notice of termination or threat by the landlord to terminate such lease or agreement to lease; and

        (ii) will continue in full force and effect notwithstanding the closing of the transactions contemplated by this Agreement without the consent, approval or act of any party under such lease or agreement to lease;

        With respect to all leased property:

        (iii) to the best of the FutureLink Alberta's or FutureLink Colorado's knowledge as the case may be, the premises and improvements thereto and the purposes for which any of them are used, comply in all respects with the relevant zoning, building, environmental and other governmental or municipal by-laws, laws, requirements, regulations and ordinances (including municipal and provincial fire regulations and pollution control regulations) and with Fire Underwriters' regulations;

        (iv) there has not been received by FutureLink Alberta or FutureLink Colorado as the case may be or anyone on behalf of FutureLink Alberta or FutureLink Colorado as the case may be, any notice with respect to any by-law change affecting the premises or relating to any threatened or pending condemnation or expropriation of such premises;

        (v) neither FutureLink Alberta or FutureLink Colorado as the case may be nor anyone on behalf of it has received any notice from any insurance carrier of defects or inadequacies in any of the premises, which, if not corrected, could result in termination of insurance coverage or an increase in the cost of coverage;

(u) Environmental Matters and Occupational Health and Safety. To the best of the Buyer's knowledge, after due inquiry the Buyer has in connection with the carrying on of its business complied with and will be in compliance with all federal, provincial, state and municipal orders, regulations and by-laws relating to environmental and occupational health and safety matters, including the disposal of hazardous substances;

(v) Equipment Leases. A complete list of all equipment leases to which the Corporation is a party is listed in the Buyer's Equipment Lease Schedule. A full and complete copy of each equipment lease has been produced to the Buyer. Each of such equipment leases:

        (i) is in full force and effect and in good standing and constitutes a legal, valid and binding obligation of the Buyer; and

        (ii) will continue in effect notwithstanding the closing of the transactions contemplated by this Agreement without the consent, approval or act of any party under such equipment lease.

(w) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by the Buyer are described in the Buyer's Insurance Schedule (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to the Sellers, and such policies are summarized in the Buyer's Insurance Schedule attached hereto. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. The Buyer has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against the Buyer which would come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the assets of the Buyer or the business of the Buyer or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of the buyer or requiring or recommending any equipment or facilities to be installed on any premises from which the Buyer's business is conducted or in connection with any of the assets. The Buyer does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the Buyer's business which might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

(x) Proprietary Rights. Other than the trade name "FutureLink", the Buyer does not own any copyrights, uncopyrighted works, registered and unregistered trade marks, certification marks, trade names, industrial designs, patents, patent applications, unpatented inventions, trade secrets, know-how and other proprietary rights (collectively, the "Proprietary Rights") and no such Proprietary Rights are necessary or desirable in the conduct of the Buyer's business as now conducted. The conduct of the Buyer's business by the Buyer as now conducted does not infringe or violate any Proprietary Rights belonging to third parties, including Proprietary Rights owned by a third party to any computer software programs now used in the conduct of the Buyer's business, all of which computer software programs are properly licensed by the Buyer. Except as set out below, all of the computer programs now used in the conduct of the Buyer's business, and which are material to the conduct of the Buyer's business, are "Year 2000 Compliant", meaning that such programs are able to accept and accurately process and tabulate dates and date data regardless of the century to which such dates and date data relate.

(y) Business Conducted in No Other Name. All business of the Buyer has been conducted in the name of the Buyer or in the prior names of the Buyer for business conducted prior to such name changes and for the benefit of the Buyer and there are no parties related, either directly or indirectly, which are competing for the business of the Buyer. There are no trademarks or trade names other than those set out in section 3.02(aa) which are required to properly conduct the business of the Buyer;

(z) Absence of Certain Changes or Events. Since May 31, 1998, the Buyer has not:

        (i) incurred any fixed or contingent obligation, liability or commitment except trade or business obligations incurred in the ordinary course of business, none of which is materially adverse or was entered into for inadequate consideration;

        (ii) discharged or satisfied any Encumbrance or paid or satisfied any fixed or contingent obligation or liability, except for current obligations or liabilities incurred in the ordinary course of business and except as otherwise provided for in this Agreement;

        (iii) mortgaged, pledged or subjected any of the Buyer's assets to any Encumbrance, other than liens, if any, for current Taxes not yet due and payable except as contemplated in the Debenture Schedule;

        (iv) entered into any lease or rental agreement or transferred, leased, licensed or disposed of any of the Buyer's assets other than in the ordinary course of business and other than new leases or renewals of any of the leases and/or agreements to lease listed on the Buyer's Leased Property Schedule in accordance with the renewal rights contained therein;

        (v) waived, released, cancelled, forgiven or compromised any debt, claim or right, other than in the ordinary course of business;

        (vi) transferred or granted any right under any lease, license or other agreement or with respect to any intangible asset other than in the ordinary course of business;

        (vii)   paid or agreed to pay any bonus;

        (viii) suffered any material casualty loss (whether or not covered by insurance) or any material operating or other loss;

        (ix) suffered any adverse change in, or any event or events which have had or will have a material adverse effect on, the Buyer's assets or the liabilities of the Buyer, the conduct of the Buyer's business or the condition (financial or otherwise) or prospects of the Buyer, taken as a whole;

        (x) made any loan to or entered into any other transaction with any of its officers, directors, employees or shareholders giving rise to any claim or right of, by, or against any such person. The Buyer is not indebted to any of its officers, directors, employees or shareholders or any other person not dealing at arms' length with the Corporation except in the ordinary course of business;

        (xi) made or entered into any contract or commitment to make any capital expenditures (not including leasehold improvements) with an aggregate cost in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate;

        (xii) declared or paid any dividend or made or agreed to make any payment or distribution to any shareholder (including purchases and redemptions of issued and outstanding shares or any other securities);

        (xiii) issued, sold or granted any options, rights or warrants to purchase, or subscribe for, any shares of any corporation other than those listed in the Buyer's Options and Calls Schedule;

        (xiv) sold or otherwise disposed of any fixed or capital assets except in the ordinary course of business other than the sale of the assets of FutureServe effective July 1, 1998;

        (xv) amended or terminated any contract or agreement which is material to the Buyer's business; or

        (xvi) entered into any agreement or commitment to do or cause any of the matters described above to occur.

(aa) No Finder. The Buyer is not obliged to pay any finder's fee or any type of commission in connection with the transactions contemplated by this Agreement.

(bb) No Defaults under Agreements; No Violation of Laws. The Buyer has not received notice of, nor has knowledge of, the existence of any material default or event of default or the occurrence of any event which with notice or lapse of time, or both, would constitute a material default, and which is continuing, under the terms or provisions, express or implied, of any agreement to which any of the Buyer's assets, the trading of the Buyer's shares on the OTCBB on the NASDAQ Exchange, or the conduct of the Buyer's business are subject. The Corporation has not received notice of, nor has any knowledge of, a violation of any applicable federal, provincial, state or municipal law, ordinance, regulation, order or requirement relating to the Buyer's assets, the Buyer's shares or the conduct of the Buyer's business which may have a material adverse effect on the Buyer's assets, the Buyer's shares, or the conduct of the Buyer's business. The Buyer is conducting the Buyer's business in compliance with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which such business is carried on including any required extra provincial registrations;

(cc)    Litigation. Except for:

                (i) a claim in the Court of Queen's Bench of Alberta, Action No. 9801-07637 between Palmer Jarvis Inc. and FutureLink Alberta;

                (ii) a claim in the Court of Queen's Bench of Alberta, Action No. #97- CV-134063 between Midland Walwyn and Core Ventures, Inc. (predecessor of FutureLink Colorado), Raymond Kompani, Abecorn Enterprises Limited, Alixe Cormick and Venture Law Corporation; and

                (iii) a claim in the Court of Queen's Bench of Alberta, Action No. #9701-15514 between 554495 Alberta Ltd. and Coffee.com Interactive Cafe Corp. (predecessor to FutureLink Alberta);

        no claim, action, suit, proceeding, litigation, arbitration or investigation has been commenced or threatened in writing against the Buyer, the Buyer's assets, the Buyer's Shares, or the Buyer's business (including the properties of others used in the conduct of the Business), or the transactions contemplated by this Agreement and no basis therefor is known to the Buyer. Neither the Buyer, the Buyer's assets, nor the conduct of the Buyer's business is subject to any continuing injunction, judgment or other order of any court, arbitrator, mediator or governmental agency. The Buyer is not in material default under any order, licence, regulation, nor in any default of any demand of any federal, provincial, municipal or other governmental agency or regulatory body or with respect to any order, writ, injunction or decree of any court.

(dd) Tax Matters. Subject to any requirement to file arising from, or in connection with, the transactions contemplated in this Agreement, FutureLink Alberta has:

        (i) prepared and filed with the appropriate governmental authorities by the required filing date all Tax Returns required to be filed by it under all applicable laws or regulations, which Tax Returns, were prepared in conformity with such applicable laws and regulations and properly reflect, and do not understate (including that all deductions taken and to be taken are reasonable and fully deductible for tax purposes in the manner claimed or to be claimed by the Buyer) the taxable income and the liability for Taxes of such corporation in the relevant taxation year;

        (ii) duly and timely paid all Taxes as they have become due and payable; and

        (iii) made sufficient provision in the FutureLink Financial Statements for all accrued but unpaid Taxes, if any, whether or not disputed, for all relevant periods.

        Income tax assessments have been issued to FutureLink Alberta covering all past periods up to and including the fiscal year ended December 31, 1996 and such assessments, if any amounts were owing in respect thereof, have been paid in full. There are no actions, suits, tax audits or other proceedings or investigations or claims in progress, pending or threatened in writing against FutureLink Alberta in respect of any Taxes and, in particular, there are no currently outstanding reassessments or written inquiries which have been issued or raised by any governmental authority relating to Taxes. The Buyer is not aware of any contingent liabilities for Taxes or any reasonable grounds for an assessment or reassessment of any Tax Return filed by FutureLink Alberta, and has not received any indication from any taxing authorities that an assessment or reassessment is proposed in respect of any Taxes, regardless of the merits. FutureLink Alberta has not executed or filed with any taxing authority any agreement extending the period for assessment, reassessment or collection of Taxes, or any waiver or agreement regarding statutes of limitations relating to Taxes. All Taxes which are required to be withheld or collected by FutureLink Alberta from payments made to its present and former employees, officers and directors, and to all persons who are not residents of Canada for purposes of the Income Tax Act have been duly withheld or collected and, to the extent required, have been duly remitted to the proper taxing authorities. FutureLink Alberta has properly withheld all Canada Pension Plan contributions, Employment Insurance premiums, and other Taxes payable by it in respect of its employees and has remitted, or will remit such amounts to the proper taxing authorities within the time required by the applicable legislation if such time is prior to the Closing Date. Copies of all Tax Returns and all schedules and other supporting documents thereto filed by the Buyer with all taxing authorities for each of the last two (2) completed fiscal years and all communications relating thereto will have been delivered to the Sellers prior to Closing.

Subject to any requirement to file arising from, or in connection with, the transactions contemplated in this Agreement, FutureLink Colorado has or will have by the Time of Closing:

        (iv) prepared and filed with the appropriate governmental authorities by the required filing date all Tax Returns required to be filed by it under all applicable laws or regulations, which Tax Returns, were prepared in conformity with such applicable laws and regulations and properly reflect, and do not understate (including that all deductions taken and to be taken are reasonable and fully deductible for tax purposes in the manner claimed or to be claimed by the Buyer) the taxable income and the liability for Taxes of such corporation in the relevant taxation year;

        (v) duly and timely paid all Taxes as they have become due and payable; and

        (vi) made sufficient provision in the FutureLink Financial Statements for all accrued but unpaid Taxes, if any, whether or not disputed, for all relevant periods.

        Income tax assessments covering all past periods up to and including the most recent fiscal year end where filings have been made for FutureLink Colorado shall be provided to the Sellers and pursuant such assessments, if any amounts were owing in respect thereof, the Sellers shall have been paid such assessments in full except fort a dispute with the Internal Revenue Service with respect to $US 22,000 of taxes which may be payable . Except as set out herein, there are no actions, suits, tax audits or other proceedings or investigations or claims in progress, pending or threatened in writing against FutureLink Colorado in respect of any Taxes and, in particular, there are no currently outstanding reassessments or written inquiries which have been issued or raised by any governmental authority relating to Taxes. Except as set out herein, the Buyer is not aware of any contingent liabilities for Taxes or any reasonable grounds for an assessment or reassessment of any Tax Return filed by the Buyer, and has not received any indication from any taxing authorities that an assessment or reassessment is proposed in respect of any Taxes, regardless of the merits. FutureLink Colorado has not executed or filed with any taxing authority any agreement extending the period for assessment, reassessment or collection of Taxes, or any waiver or agreement regarding statutes of limitations relating to Taxes. All Taxes which are required to be withheld or collected by the Buyer from payments made to its present and former employees, officers and directors, and to all persons who are not residents of the United States have been duly withheld or collected and, to the extent required, have been duly remitted to the proper taxing authorities. FutureLink Colorado has properly withheld all Taxes payable by it in respect of its employees and has remitted, or will remit such amounts to the proper taxing authorities within the time required by the applicable legislation if such time is prior to the Closing Date. Copies of all Tax Returns and all schedules and other supporting documents thereto filed by the Buyer with all taxing authorities for each of the last two completed fiscal years and all communications relating thereto will have been delivered to the Sellers prior to Closing.

(ee) GST. FutureLink Alberta is properly registered under the Excise Tax Act (Canada) for the purposes of the goods and services tax (GST), and the FutureLink Alberta has charged, collected and remitted, in the time and manner required under the said Act, all Taxes required to be charged, collected and remitted pursuant to Part IX of the Excise Tax Act (Canada) in respect of any "taxable supply" (as such term is defined under the applicable sections of the said Act) made by the Buyer.

(ff) Potential Conflicts of Interest. No officer, director or shareholder of the Buyer, and no person directly or indirectly controlling or controlled by, or under the direct or indirect control of, any of the foregoing persons:

        (i) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of the Buyer except for:

                (A) Cameron Chell who is President of and will be a shareholder of Willson Stationary and who is President and Shareholder of Jaws Technology, both companies of which are customers of FutureLink Alberta;

                (B) Cameron Chell who is a shareholder of Chell McNeill which has a sublease for office space from FutureLink Alberta; and

                (C) Sheraton Business Forms, a customer whose majority shareholder owns shares in FutureLink Alberta.

                all of which were entered into in the ordinary course of business and at competitive rates.

        (ii) holds a beneficial interest in any contract or other agreement to which the Buyer is a party or by which it is obligated or bound or to which any of the Assets may be subject;

        (iii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Proprietary Rights) which the Buyer is using or the use of which is necessary for the Buyer's business; or

        (iv) has any cause of action or other claim whatsoever against the Buyer.

        All purchases and sales or other transactions, if any, between the Buyer and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favourable to the Buyer than those which would have been available from unrelated third parties.

(gg) Agreements. Save and except for contracts otherwise referred to in this Agreement or in the Schedules hereto, the Buyer's Contracts Schedule sets out a true and complete list of all contracts and agreements to which the Buyer is a party or by which the Buyer or any of the Buyer's Assets are bound or subject and which (i) pursuant to their provisions, performance by one or more of the parties thereto may extend beyond the first anniversary of this Agreement, or (ii) are material contracts to the conduct of the Buyer's business. Each such contract is valid, binding, enforceable and in full force and effect. There is no default or event in the performance of such contracts which, with notice or lapse of time or both, would constitute a material default thereunder entitling one or more parties to such contract to terminate same.

(hh) Customers and Suppliers. The relationship of the Buyer with its customers, suppliers, and landlord is good. There has been no termination or cancellation of any relationship between the Buyer and any material supplier, or any customer or group of customers which individually or in the aggregate provided more than five percent (5%) of the combined gross revenues of the Buyer's business during the fiscal years ended December 31, 1997 with respect to FutureLink Alberta and May 31, 1998 with respect to FutureLink Colorado, nor is there reason to believe that any such terminations or cancellations are threatened. The Buyer is not a party to any agreement which provides that any supplier will have the exclusive right to supply any materials or services to the Buyer's business.

(ii) Employment Agreements; No Union or Collective Bargaining Agreements. The Buyer is not a party to nor bound by any collective bargaining agreement nor has the Buyer conducted negotiations with respect to any such future agreement. No employees of the Buyer are represented by any trade union or association which might qualify as a trade union and there are no applications in progress or threatened which could result in the certification of a bargaining agent for any employees of the Buyer. There has been no strike, grievance, dispute, representation, arbitration, proceedings or other labour trouble against the Buyer and there is no such action or proceeding in progress or threatened in writing, and the Buyer does not know of any basis for any such action or proceeding. The Buyer has not received notice of, nor does it have any knowledge of, non-compliance with any laws concerning occupational safety, employment practices, terms and conditions of employment, wages and hours, and unfair labour practices, the enforcement of which would have a material adverse effect on the conduct of the Buyer's business. The Buyer's Employee Schedule sets out a true and complete schedule, listing the names, total annual compensation, and period of employment of each person presently employed by the Buyer. There are no written employment contracts with any employee or independent contractor or any oral contracts of employment which are not terminable on the giving of reasonable notice other than as set out on the Buyer's Employment and Consulting Agreements Schedule. All bonuses and vacation pay are properly accrued on the books and records of the Buyer.

(jj) Employee Benefit Matters. The Buyer's Employee Benefit Schedule sets out a complete list of all employee benefit plans, including, without limitation, life insurance, hospitalization, medical and dental plans, executive compensation, bonus, deferred compensation, pension, retirement, profit sharing, stock purchase and option plans, and all other plans, arrangements or practices providing benefits for employees, officers, or directors of the Buyer (collectively the "Buyer's Employee Benefit Plans"). The Buyer has no unfunded liability in respect of any of the Buyer' Employee Benefit Plans other than as disclosed on the Buyer's Employee Benefit Schedule. Each of the Buyer's Employee Benefit Plans has been operated in accordance with its provisions and is in substantial compliance in all respects with all laws, rules and regulations governing each such plan. None of the Buyer's Employee Benefit Plans or the related trusts thereunder is subject to any pending investigation, examination or other proceeding initiated by any court, arbitrator, governmental agency or regulating body.

(kk) Payments to Directors, Officers and Employees. Since May 31, 1998, no payments have been made or authorized by the Buyer to its officers, directors, shareholders or employees, except in the ordinary course of the business and at the regular rates or salary or remuneration payable to such persons, or as otherwise specifically disclosed or contemplated by this Agreement and except for the repayment of a shareholder loan to Cameron Chell which appeared on the December 31 FutureLink Financial Statements for FutureLink Alberta.

(ll) Sellers Claims; Amounts Due from Officers. As of this date, there are no accounts receivable, notes receivable or any other amounts due to the Buyer from officers, directors or shareholders of the Buyer.

(mm) Insolvency. The Buyer is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets, had an encumbrancer take possession of any of its property, nor had an execution or distress become enforceable or levied upon any of its property except for a voluntary petition for Chapter 11 protection in the United States Bankruptcy Court filed April 4, 1995 and which was dismissed by said court.


(nn) Regulatory Approval. All approvals, permits, consents, orders and authorizations required in connection with the issuance of the FutureLink Shares or the shares issuable upon exercise of the conversion rights referred to in subsection 2.04(c) have been obtained, or if not obtained, will be obtained prior to Closing and all documents, if any, to be filed with the U.S. Securities and Exchange Commission and the NASD have been filed, or if not filed, will be filed prior to closing.

(oo) Corporate Action. All necessary corporate action has been taken by the Buyer to authorize the issuance of the FutureLink Shares or the shares issuable upon exercise of the conversion rights referred to in subsection 2.04(c) and such shares, when issued and paid for, will be issued as fully paid and non-assessable.

(pp) Trading of FutureLink Colorado Shares. The common shares of FutureLink Colorado are approved for trading on the NASD Electronic Bulletin Board. FutureLink Colorado is not in default of any of its obligations to the SEC or the NASD Electronic Bulletin Board.

(qq) Full Disclosure. The Buyers have or will have delivered to the Sellers prior to Closing true and current copies or, if not available, photocopies of all agreements, documents and other instruments referred to in this Agreement. None of the foregoing representations and warranties and no other written statement furnished by the Buyer to the Sellers in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective seller of the Purchased Shares seeking full information as to the Buyer.


                            ARTICLE 4.00 - COVENANTS

4.01 COVENANTS OF THE SELLERS AND THE CORPORATION DURING INTERIM PERIOD. The Sellers hereby covenant that, during the Interim Period, it shall and shall cause the Corporation to and the Corporation hereby agrees to:

(a) carry on the Business in the ordinary course and use its reasonable best efforts to preserve the Assets, the Business and the clients and suppliers associated with the Business;

(b) give the Buyer, the Buyer's Counsel, the Buyer's Accountants and other representatives of the Buyer, reasonable access during normal business hours to the properties, books, contracts, commitments and records of the Corporation;

(c) treat in confidence all Confidential Information and other information and findings which it or any of its authorized representatives, the Sellers' Accountants or the Sellers' Counsel has obtained concerning the Buyer and/or the Buyer's business during the Interim Period in the course of its investigations;

(d) furnish the Buyer with all information concerning the affairs of the Corporation as the Buyer may reasonably request;

(e) instruct and authorize the accountants of the Corporation and the Sellers' Counsel to co-operate with the Buyer's Accountants and the Buyer's Counsel and instruct such auditors to give the Buyer's Accountants full access during such period to their files and working papers with respect to the Corporation;

(f) permit the Buyer and its representatives to observe all operations of the Corporation and to meet with such members of the management of the Corporation as the Buyer may designate for such purposes as the Buyer may deem to be appropriate;

(g) do all things and cause all things to be done to ensure that all the warranties and representations of the Sellers contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period;

(h) not acquire or agree to acquire additional assets (or make leasehold improvements), except in the ordinary course of business and provided that the cost of such additional assets does not, in the aggregate, exceed $30,000.00 from July 31, 1998 to the Closing Date, without the prior written approval of the Buyer;

(i) not enter into or terminate any material contracts or any forward commitments for inventories or supplies, in writing or otherwise, other than material contracts or commitments made in the ordinary course of business not exceeding $100,000 without the prior written, approval of the Buyer;

(j) not enter into any leases or agreements to lease, except with the prior written approval of the Buyer;

(k) consult with, and comply with the Buyer's reasonable wishes in connection with any decision to renew, or not renew, any lease or agreement to lease where such decision is required on or before the Closing Date;

(l) keep in full force and effect all licenses and governmental approvals required in the conduct of the Business;

(m) provide the Buyer promptly with such interim financial statements and any other financial reports as are customarily produced by the Corporation as and when they are available;

(n) not incur any other indebtedness, obligations or liabilities out of the ordinary course of business without the prior written approval of the Buyer;

(o) not sell, agree to sell or otherwise dispose of any of the Assets (other than operating supplies consumed in the ordinary course of business) except in accordance with Article 7.00;

(p) pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

(q) not incur any capital expenditures out of the ordinary course of business without the prior written approval of the Buyer;

(r) assist the Corporation to retain the services of all employees and not terminate any employees or contractors, unless otherwise instructed by the Buyer;

(s) not declare, pay or authorize any dividends or other distributions on any shares in the capital of the Corporation or declare any bonuses payable to the Sellers or any person not at Arm's Length with the Sellers or, except as set out in this Agreement, pay or authorize the repayment of any moneys owing to the Sellers or any person not at Arm's-Length with the Sellers except in accordance with Article 7.00;

(t)     keep in full force and effect all insurance set out in the Insurance
        Schedule;

(u) obtain all consents and approvals reasonably required by the Buyer pursuant to the terms of any leases, contracts or rights of the Corporation; and

(v) promptly advise the Buyer in writing of any material adverse change in the condition, financial or otherwise, of the Corporation, the Assets or the Business.

4.02 COVENANTS OF THE BUYER DURING INTERIM PERIOD. The Buyer hereby covenants that, during the Interim Period, it shall:

(a) carry on the Business in the ordinary course and use its reasonable best efforts to preserve the Buyer's assets, the Buyer's business and the clients and suppliers associated with the Buyer's business;

(b) give the Sellers, the Sellers' Counsel, the Sellers' Accountants and other representatives of the Sellers, reasonable access during normal business hours to the properties, books, contracts, commitments and records of the Buyer;

(c) treat in confidence all Confidential Information and other information and findings which it or any of its authorized representatives, the Buyer's Accountants or the Buyer's Counsel has obtained concerning the Corporation and/or the Business during the Interim Period in the course of its investigations;

(d) furnish the Sellers with all information concerning the affairs of the Buyer as the Sellers may reasonably request;

(e) instruct and authorize the auditors of the Buyer and the Buyer's Counsel to co-operate with the Sellers' Accountants and the Sellers' Counsel and instruct such auditors to give the Sellers' Accountants full access during such period to their files and working papers with respect to the Buyer;

(f) permit the Sellers and their representatives to observe all operations of the Buyer and to meet with such members of the management of the Buyer as the Sellers may designate for such purposes as the Sellers may deem to be appropriate;

(g) do all things and cause all things to be done to ensure that all the warranties and representations of the Buyer contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period;

(h) keep in full force and effect all licenses and governmental approvals required in the conduct of the Business;

(i) provide the Sellers promptly with such interim financial statements and any other financial reports as are customarily produced by the Buyer as and when they are available;

(j) not incur any other indebtedness, obligations or liabilities out of the ordinary course of business without the prior written approval of the Sellers;

(k) not sell, agree to sell or otherwise dispose of any of the Buyer's assets (other than operating supplies consumed in the ordinary course of business);

(l) pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

(m) not incur any capital expenditures out of the ordinary course of business without the prior written approval of the Sellers;

(n)     attempt to retain the services of all directors and officers;

(o) not declare, pay or authorize any dividends or other distributions on any shares in the capital of the Buyer or declare any bonuses to any person not at Arm's Length with the Buyer, except as set out in this Buyer's Employment and Consulting Agreements Schedule , pay or authorize the repayment of any moneys owing from FutureLink Alberta to FutureLink Colorado or any person not at Arm's-Length with the Sellers except pursuant to the terms of any obligations to such persons;

(p) keep in full force and effect all insurance set out in the Buyer's Insurance Schedule; and

(q) promptly advise the Sellers in writing of any material adverse change in the condition, financial or otherwise, of the Buyer, the Assets or the Business. (r) The Buyer covenants and agrees that it will either amend its current registration statement filed with the SEC to include the FutureLink Shares or the shares issuable upon exercise of the conversion right referred to in subsection 2.04(c) or file a new registration statement covering the FutureLink Shares or the shares issuable upon exercise of the conversion right referred to in subsection 2.04(c) and use its best efforts to cause a registration statement to be declared effective by the U.S. Securities and Exchange Commission as soon as possible, in any event, not later than the effective date of the registration statement covering the debenture and common stock issued to Thomson Kernaghan & Co. Ltd. The Buyer agrees to use its reasonable commercial efforts to secure the approval for the OTCBB trading on the NASDAQ Exchange of the shares of FutureLink Colorado and the shares issuable upon exercise of the conversion right referred to in subsection 2.04(c).

4.03 COVENANTS CONCERNING CONFIDENTIALITY. The parties hereto acknowledge that in order to facilitate the completion of the transactions contemplated herein that each will be afforded access to and be entrusted with Confidential Information that is not a matter of public record and has not been disclosed to any person who does not owe a duty of non-disclosure to the other pursuant to a written or oral agreement, at common law or under the terms of applicable legislation. The parties hereto acknowledges that the Confidential Information is proprietary and confidential and disclosure thereof to competitors of the other or to the general public would be detrimental to the best interests of the other and could cause irreparable harm to the business of the such party. The parties therefore agrees that they will not, except for the benefit of and with the written consent of the other, their successors or assigns, prior to the completion of the transactions contemplated herein or at any time, if the transactions contemplated herein are not completed for any reason whatsoever:

        (a) disclose or divulge any Confidential Information to any person, unless that person is also bound by a duty of confidentiality; or

        (b) use, directly or indirectly, any Confidential Information for any purpose other than to complete its due diligence in connection with the transactions contemplated herein, or disclose or use for any purpose other than that set out above, knowledge of the private affairs of the others business and in particular shall not solicit or attempt to solicit any client, customer, supplier or employee of the other away from the other;

        unless such party can establish beyond any reasonable doubt that the Confidential Information:

        (c) was previously known to the disclosing party, as evidenced by written records, which the Buyer can prove predate this Agreement or any letters of understanding leading to this agreement; or

        (d) hereafter, and prior to disclosure or use as set out above, becomes generally known to the public through no act or omission of the disclosing party.


4.04 COVENANTS ON CLOSING.

(a) To the extent that such are within the Sellers' power and control, the Sellers covenant that at the Time of Closing they will satisfy, or cause to be satisfied, the conditions precedent to the obligations of the Buyer set out in subsections 5.01(e),(f),(g),(i),(k),(l) and (p) of this Agreement.

(b) To the extent that such are within the Buyer's power and control, the Buyer covenants that at the Time of Closing it will satisfy, or cause to be satisfied, all conditions precedent to the obligations of the Sellers set out in subsections 5.02(b),(e) and (f) this Agreement.

4.05 POST-CLOSING COVENANTS.

(a)     The Sellers agrees that, subsequent to the Time of Closing, they will:

        (i) at the request and expense of the Buyer, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of the Buyer's Counsel, are reasonably required to carry out the intent of this Agreement and to transfer the Purchased Shares to the Buyer;

        (ii) take all steps reasonably required by the Buyer to assist the Buyer in retaining the goodwill of the Corporation and the Business and in particular to retain all employees in the Employee Schedule unless the Buyer requests otherwise;

        (iii) perform all of their obligations to be performed under this Agreement after the Time of Closing.

        (iv) not make any sale, transfer or other disposition of the FutureLink Shares or such other shares issued in accordance with subsection 2.04 (c) in violation of the Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

        (v) The Sellers will cause a "distributor" as defined in Regulation S to send to any broker/dealer or other person receiving a commission on the sale of the FutureLink Shares or such other shares issued pursuant subsection 2.04(c), a confirmation or other notice stating that the transferee is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Distribution Compliance Period as provided herein. Further, any transferee of the FutureLink Shares or such other shares issued pursuant subsection 2.04(c) during the Distribution Compliance Period will have to enter into an agreement with the Buyer covering the matters set forth herein.

(b) The Buyer agrees that, subsequent to the Time of Closing, it will, at the request of and expense of the Sellers, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of the Seller's Counsel, are reasonably required to carry out the intent of this Agreement and to use its best efforts to have its registration statement declared effective by the U.S. Securities and Exchange Commission no later than the effective date of the registration statement covering the debentures and common stock issued to Thomson Kernaghan & Co. Ltd and to provide to the Sellers at the request therefor by the Sellers such information that it may request regarding the status of its registration with the SEC;

        The Buyer agrees to use its reasonable commercial efforts to meet all of its obligations under the terms of its convertible debenture financing with Thomson Kernaghan & Co. Ltd. so that the funds, or so much thereof as may be required, will be released to pay the promissory notes attached hereto in the Promissory Notes Schedule within 90 days of the Closing Date.

        The Buyer agrees to use its reasonable commercial efforts to become a reporting issuer in the United States by no later than December 1, 1998.


         ARTICLE 5.00 - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

5.01 CONDITIONS PRECEDENT. The obligations of the Buyer under this Agreement are subject to the fulfilment, at or before the Time of Closing, of the following conditions. All of the following conditions have been included for the sole benefit of the Buyer and each is a condition of the closing of the transactions provided for in this Agreement. Any of the following conditions may be waived by the Buyer, in whole or in part, at or at any time prior to the Time of Closing, provided that no such waiver shall constitute a waiver by the Buyer of any of its other rights or remedies in connection with any other condition or conditions, and any waiver will only be binding upon the Buyer if made by the Buyer in writing:

(a) No Misrepresentations or Breach of Covenants and Warranties. All of the representations and warranties of the Sellers contained in this Agreement are true and correct in all respects at the Time of Closing with the same effect as though such representations and warranties had been made at and as of such time and there has been compliance by the Sellers with, and no breach by the Sellers of, any of its covenants in this Agreement.

(b) No Changes in Operations. During the Interim Period, there has been no material adverse change in the Assets or in the Business or in the affairs, liabilities, or condition (financial or otherwise), or prospects of the Corporation or the Business, or other event or development which would, in the sole discretion of the Buyer, affect the decision of a prudent purchaser in similar circumstances to complete the purchase of the Purchased Shares. In the event that the Sellers do not prevent the Corporation from entering into or terminating any material contracts with a value of over One Hundred Thousand Dollars ($100,000) without the consent of FutureLink during the interim period, such entering into or termination of contracts will be deemed to be a material adverse change.

(c) Retention of Key Contracts. The Buyer shall be satisfied that arrangements have been made to ensure the continued employment of all employees in the Employee Schedule and the continued relationship with all agents, suppliers, subcontractors and customers who the Buyer, in its sole discretion, acting reasonably, determines to be essential for the continued operation of the Business.

(d) No Undisclosed Material Liabilities. No material liabilities of the Corporation, being liabilities in aggregate of more than One Hundred Thousand Dollars ($100,000), contingent or otherwise shall exist which have not been recorded on the Financial Statements of the Corporation nor shall there be any actions, causes of action, suits, damages, judgments, claims or demands pending, threatened or otherwise against the Corporation which have not been disclosed to the Buyer in writing prior to the date hereof. This clause will not apply if, after the determination of such unrecorded liabilities and the satisfaction of the Buyer with the quantification of such, the Sellers agree to a decrease in the Purchase Price by an amount equivalent to such unrecorded liabilities.

(e) Employment Contract with Don Bialik. Don shall have entered into an employment agreement for a term of three (3) years with the Buyer in the form attached hereto in the Employment Contract with Don Bialik Schedule agreeing to act as President and a director of the Buyer and FutureLink Alberta and such agreement shall include a first year annual salary of One Hundred and Eighty Thousand Dollars ($180,000), a performance based bonus of up to Thirty-six Thousand Dollars ($36,000), options to purchase approximately 250,000 common shares of the Buyer and which will contain a non-competition and non-solicitation covenant during the term thereof and for two (2) years thereafter notwithstanding the reason for termination of such employment agreement. Compensation for the second and third year of the term shall be as set by the board of directors but shall not be less than the first year compensation formula.

(f) Officer's Declaration of the Corporation. The Buyer shall have received a statutory declaration of a senior executive officer of the Corporation that:

        (i) there are not any applications or filings outstanding which would in any way alter the constating documents or corporate status of the Corporation;

        (ii) no resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or the shareholders of the Corporation, except those contained in the minute books of such corporation;

        (iii) there is no unanimous shareholders' agreement in place which restricts, in whole or in part, the powers of the directors of the Corporation to manage or supervise the management of the Business and affairs of the Corporation;

        (iv) the persons listed as directors of the Corporation on such declaration are all of the directors of the Corporation and the persons listed as officers of the Corporation on such declaration are all of the officers of the Corporation, and hold the offices set out opposite their respective names on the declaration; and

        (v) such persons have no knowledge of any action, suit or proceeding by any governmental body or authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation which has been threatened or instituted against the Corporation and remains pending at the Time of Closing.

(g) Declaration of the Sellers. The Buyer shall have received a statutory declaration of the Sellers that:

        (i) all representations and warranties of the Sellers contained in this Agreement are true and correct at the Time of Closing as though then made;

        (ii) there has been compliance with each of the covenants and obligations on the part of the Sellers required to be complied with at or before the Time of Closing; and

        (iii) the sale of the Purchased Shares has been authorized by all necessary actions including all necessary shareholders' authorizations and any required consents of the trustees of the Trust.

(h) Restraint of Transactions. No order of any court of competent jurisdiction is effective restraining the transactions contemplated by this Agreement.

(i) Agreements and Consents. All consents of any persons, which are necessary to be obtained by the Buyer, the Corporation or the Sellers for the consummation of the transactions contemplated by this Agreement and for the continuance of all contracts, agreements, licenses, permits and authorizations material to the Business and operations of the Corporation have been obtained by the Buyer, the Corporation or the Sellers as the case may be at the Sellers's sole cost and expense, except for any such Buyer consents, and shall have been delivered to the Buyer at, or before, the Time of Closing.

(j) TAP Consulting Ltd. Litigation. The Sellers shall have obtained and delivered to the buyer on or before the Time of Closing, at their expense, a release from TAP Consulting Ltd. of any and all claims for debts, liabilities, damages, or any amount claimed to be owing to TAP Consulting Ltd. by SysGold or RMC or failing such shall deliver an indemnity to the Buyer with respect to such in a form satisfactory to the Buyer's Counsel. There shall, at the Time of Closing, be no new claims from TAP Consulting Ltd.

(k) Opinion Letter of Sellers's Counsel. The Buyer and the Buyer's Counsel have received from the Sellers's Counsel an opinion, dated the Closing Date, in the form attached in the Seller's Counsel Opinion Letter Schedule. In giving such opinion, the Sellers's Counsel may rely, as to matters of fact, upon certificates of senior executive officers of the Corporation and a certificate of an official of the jurisdiction governing the status of the Corporation as to the corporate status of the Corporation, provided that the Sellers's Counsel state that they believe that they are justified in relying upon such certificate and deliver copies of all certificates relied upon to the Buyer and the Buyer's Counsel prior to, or at, the Time of Closing. Sellers' Counsel shall also deliver an opinion prior to closing to the Buyer with respect to the relevant date of valuation in an oppression remedy case and verifying that the proper date for calculation of a purchase price in the case referred to in section 5.01(j) was the date of commencement of the action; and Sellers' Counsel shall conduct a reasonable review of Canadian authorities and report on such authorities if any which deal with the status of a shareholder following commencement of an oppression action under the Alberta Business Corporations Act.

(l) Additional Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Sellers to the Buyer pursuant to this Agreement, the Sellers have delivered to the Buyer, at or before the Time of Closing, the following:

        (i) certificates representing the Purchased Shares registered in the name of the Sellers duly endorsed for transfer to the Buyer;

        (ii) the resignation of each of the directors and officers of the Corporation except Don and a release from each of such persons in the form of the release set out in the Release Schedule; and

        (iii) all other indemnities, agreements, instruments, consents and documentation as are required in the opinion of Buyer's Counsel to complete the transactions as contemplated herein.

(m) Release of Encumbrances. Except for security granted to CIBC with respect to a line of credit in the amount of Five Hundred Thousand Dollars ($500,000) (the "Permitted Encumbrance"), all encumbrances, other than as permitted by the Buyer with respect to the Corporation, with respect to the Purchased Shares and the Corporation shall have been released and discharged on or before the Closing Date, or the Sellers shall provide satisfactory evidence that the amount required to obtain such releases and discharges, as stated in writing by the holder of the encumbrance, has been paid to such holder or directed from the proceeds of closing to be paid to such holder and the holder has given an undertaking in writing to release and discharge the Sellers from such encumbrance.

(n) Financing. The Buyer shall have obtained financing for the transactions contemplated herein either pursuant to the terms set out in the Debenture Schedule or similar terms satisfactory to the Buyer and all conditions of such financing set by the financing party shall have been met.

(o) SysGold Inc. - The Sellers shall have caused SysGold Inc., a wholly owned subsidiary of SysGold, to wind up its business and assets into SysGold at the cost of the Sellers.

(p) Consents of Encumbrancers. The Sellers shall have obtained, at their expense, the consent to the transactions contemplated herein from the CIBC, if required by the terms of the Permitted Encumbrance.

(q) Interim Transactions. The Buyer must be satisfied that the transactions contemplated in Article 7.00 do not cause any adverse tax consequences to the Buyer, RMC or SysGold which would not have occurred had the Buyer purchased the shares of SysGold directly from RMC. The Buyers and the Sellers shall have agreed on the concept and the structure of the Permitted Transactions including all ancillary documentation. This clause will not apply if, after the determination of such adverse consequences, the Sellers agree to cause RMC to sell its shares of SysGold to the Buyer on the same terms and conditions, mutatis mutandis, as contained herein or if the Sellers agree to a reduction in that part of the Purchase Price set out in Section 2.02 (a) by an amount equal to such adverse tax consequences as determined by the Buyer's Accountant.

(r) Schedules. The Buyer must be satisfied, acting reasonably, with all information and supporting documentation provided with respect to all schedules whether attached on the date hereof or hereafter.

5.02 RESULT OF FAILURE TO SATISFY CONDITION PRECEDENT. If any of the foregoing conditions precedent to the obligations of the Buyer have not been satisfied at the Time of Closing, and have not be waived by the Buyer at, or at any time prior to, the Time of Closing, the Buyer may:

(a) refuse to complete the transactions contemplated in this Agreement by giving written notice to the Sellers or the Sellers's Counsel and, in such event, all parties shall be released from their obligations under this Agreement except as set out in Section 4.03 and Article 8.00; or

(b) complete the transactions provided for in this Agreement, it being expressly understood and agreed that the completion of such transactions shall not constitute a waiver of any rights or remedies the buyer may have in connection with any misrepresentation or breach of warranty or covenant herein.

        ARTICLE 6.00- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

6.01 CONDITIONS PRECEDENT. The obligations of the Sellers under this Agreement are subject to the fulfilment, at or before the Time of Closing, of the following conditions. All of the following conditions have been included for the sole benefit of the Sellers and each is a condition of the closing of the transactions provided for in this Agreement. Any of the following conditions may be waived by the Sellers, in whole or in part, at or at any time prior to the Time of Closing, by a waiver in writing signed by the Sellers, provided that no such waiver shall constitute a waiver by the Sellers of any of his rights or remedies in connection with any other condition or conditions, and any waiver will only be binding upon the Sellers if made in writing by the Sellers.

(a) No Misrepresentations or Breach of Covenants and Warranties. All of the representations and warranties of the Buyer contained in this Agreement are true and correct in all respects at the Time of Closing with the same effect as though such representations and warranties had been made at and as of such time and there has been compliance by the Buyer with, and no breach by the Buyer of, any of its covenants in this Agreement.

(b) Officer's Declaration. The Sellers shall have received a statutory declaration of a senior executive officer of the Buyer that:

        (i) all representations and warranties of the Buyer contained in this Agreement are true and correct at the Time of Closing as though then made;

        (ii) there has been compliance with each of the covenants and obligations on the part of the Buyer required to be complied with at or before the Time of Closing;

        (iii) the purchase of the Purchased Shares has been authorized by all necessary actions including actions of the directors and shareholders of the Buyer and any required actions with the U.S. securities regulators; and

        (iv) such person has no knowledge of any action, suit or proceeding by any governmental body or authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation which has been threatened or instituted against the Buyer and remains pending at the Time of Closing.

(c) Restraint of Transactions. No order of any court of competent jurisdiction is effective restraining the transactions contemplated by this Agreement.

(d) Agreements and Consents. All consents of any persons, which are necessary to be obtained by the Buyer for the consummation of the transactions contemplated by this Agreement have been obtained by the Buyer at its sole cost and expense, and all consents of any persons which are necessary to be obtained by the Sellers or the Corporation for the consummation of the transaction contemplated by this Agreement and for the continuance of all contracts, agreements, licenses, permits and authorizations material to the Business and operations of the Corporation have been obtained, provided that the Sellers uses their best efforts to obtain all such consents.

(e) Additional Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Buyer to the Sellers pursuant to this Agreement, the Buyer has delivered to the Sellers, at or before the Time of Closing, the following:

        (i) an opinion from the Buyer's U.S. counsel satisfactory to the Sellers and Sellers' Counsel with respect to resale restrictions affecting the FutureLink Shares pursuant to any U.S. securities laws;

        (ii) an opinion from the Buyer's U.S. Counsel as to the number of options which can be issued by the Buyer and the rights of the board of directors to issue further options subject to ratification by the shareholders of the Buyer;

        The Sellers shall further be satisfied that the FutureLink Shares are not subject to any hold period pursuant to the Securities Act (Alberta), or that the hold period, if any, is identical and runs concurrently with the hold period prescribed by the US Securities Act, 1933.

(f) Opinion Letter of Counsel for Buyer. The Sellers and the Sellers' Counsel have received from the Buyer's Counsel an opinion, dated the Closing Date, in the form set out in the Buyer's Counsel's Opinion Letter. In giving such opinion the Buyer's Counsel may rely, as to matters of fact, upon certificates of senior executive officers of the Corporation and a certificate of an official of the jurisdiction governing the status of the Buyer as to the corporate status of the Buyer, provided that the Buyer's Counsel state that they believe that they are justified in relying upon such certificate and deliver copies of all certificates relied upon to the Sellers and the Sellers's Counsel prior to, or at, the Time of Closing. Buyer's Counsel may also rely upon the opinions of other counsel in each jurisdiction relevant to the transactions contemplated herein.

(g) Evidence of Financing. The Buyer shall have provided the Sellers with the confirmation of available financing in an amount of not less than Five Million ($5,000,000.00) Dollars U.S. prior to the Time of Closing and at the Time of Closing shall provide an executed copy of an irrevocable subscription agreement to the Sellers with respect to such financing. The Sellers, acting reasonably, shall be satisfied with the terms of such subscription agreement.

(h) Release of Guarantee. Don shall have obtained a release of his personal guarantee of the line of credit of the Corporation with CIBC.

(i) Closing Funds. The Buyer shall have delivered to the Sellers a certified cheque or bank draft in an amount not less than Three Million ($3,000,000.00) Dollars together with a share certificate to the Sellers for the FutureLink Shares or the convertible shares referred to in subsection 2.04(c).

(j) Registration Statement. The Buyer shall have provided to the Sellers a copy of the registration statement (both in respect of becoming a reporting issuer and for the registration of the FutureLink Shares or the shares issuable upon exercise of the conversion rights referred to in subsection 2.04(c)) filed with the SEC and the Sellers acting reasonably shall be satisfied that such statement will be declared effective by the SEC as soon as possible, in any event not more than ninety (90) days after the Closing Date. The Sellers, acting reasonably shall be satisfied that the FutureLink Shares or the shares issuable upon exercise of the conversion rights referred to in subsection 2.04(c) have been or will within 90 days be approved for trading on the OTCBB.

(k) Schedules. The Seller must be satisfied, acting reasonably, with all information and supporting documentation provided with respect to all schedules whether attached on the date hereof or hereafter.

(l) The Seller shall be satisfied as to the tax effect resulting from the sale.

6.02 RESULT OF FAILURE TO SATISFY CONDITION PRECEDENT. If any of the foregoing conditions precedent to the obligations of the Sellers have not been satisfied at the Time of Closing, and have not been waived by the Sellers at, or at any time prior to, the Time of Closing, the Sellers may:

(a) refuse to complete the transactions contemplated in this Agreement by giving written notice to the Buyer or the Buyer's Counsel and, in such event, all parties shall be released from their obligations under this Agreement except as set out in section 4.03 and Article 8.00; or

(b) complete the transactions provided for in this Agreement, it being expressly understood and agreed that the completion of such transactions shall not constitute a waiver of any of the

Sellers's rights or remedies in connection with any misrepresentation or breach of warranty or covenant herein.


                        ARTICLE 7.00 - PRIOR TRANSACTIONS

7.01 INTERIM PERIOD TRANSACTIONS. During the Interim Period, the Sellers and the Corporation shall be permitted to complete a reorganization of the Corporation which may, subject to the consent of the Buyer, be similar to the reorganization outlined in the Permitted Transactions Schedule or in any amended form which will permit the Sellers to reduce their taxes otherwise payable as a result of the transactions contemplated by this Agreement subject to the consent of the Buyer. The Sellers shall only be permitted to complete the transactions in the Permitted Transactions Schedule if the condition in subsection 5.01(r) has been complied with. The Sellers agree that they shall pay any costs associated with the planning of, giving effect to or resulting from any of the transactions set out in the Permitted Transactions Schedule or any amendment thereto whether such costs are on the account of the Buyer, the Seller or the Corporation except that the Buyers shall be responsible for costs associated only with respect to the creation of any shares of RMC which are exchangeable for FutureLink Shares. The parties hereto agree to execute all such further documents and agreements, give such further assurances and undertake such further action as may be necessary to give effect thereto.

The Buyer shall be permitted, during the Interim Period, to provide a take-over bid circular to the shareholders of FutureLink Alberta, other than the Buyer, offering to purchase all of their shares in FutureLink Alberta.


                     ARTICLE 8.00 - BREAK-UP FEE AND DEPOSIT

8.01 BREAK-UP FEE. The parties hereto acknowledge that the other will be expending resources and time and will be foregoing other potential transactions during the Interim Period. The parties hereto have agreed that a fee (the "Break-up Fee") shall be paid by the Sellers to the Buyer in the event that the Sellers, RMC or SysGold directly or indirectly:

        (a) accept any offer or enter into any agreement with any other party with respect to any sale or other disposition of the Purchased Shares, Business or Assets prior to the Time of Closing; or

        (b) solicit, initiate, entertain or encourage enquiries, submissions, discussions, proposals or offers from any other person for the sale or other disposition of the Purchased Shares, Business or Assets prior to the Time of Closing.

The Break-up Fee payable by the Sellers shall be One Hundred Thousand Dollars ($100,000) and in the event that such is payable, the Deposit shall also be returned to the Buyer without interest or deduction.

8.02 DEPOSIT NON-REFUNDABLE. In the event that the Buyer decides not to proceed with the transactions contemplated herein, the Deposit shall not be refundable to the Buyer unless the Buyer decides not to proceed based on the non-fulfilment of the conditions set out in subsections 5.01(b),(d), (j), (r) or if the Sellers are not able to deliver or cause to be delivered all of the Purchased Shares or all of the outstanding shares of SysGold at the Time of Closing.

8.03 SELLER TERMINATION OF THE AGREEMENT. Notwithstanding section 8.02, the Deposit shall be returned to the Buyer without interest or deduction in the event that the Sellers discover material liabilities (contingent or otherwise) of the Buyer which are less than One Hundred Thousand Dollars ($100,000) other than those recorded on the FutureLink Financial Statements Schedule or as disclosed in section 3.02(dd) and other than liabilities incurred in the ordinary course since the date of the financial statements. The Sellers agree to act in good faith in determining such material liabilities.

8.04 NOTIFICATION OF TERMINATION. If any party decides not to proceed with the Proposed transaction, such party shall provide the other party with written notice setting forth the reasons that the other party is not so proceeding. If the Deposit is refundable to the Buyer, it shall be paid by the Seller within forty-eight (48) hours of the Buyer advising the Seller in writing that it does not wish to proceed and the basis for not proceeding in the case of section 8.02 or the Sellers advising the Buyers that they do not wish to proceed in the case of section 8.03.

                           ARTICLE 9.00 - RISK OF LOSS

9.01 RISK OF TOTAL LOSS. If, at or before the Time of Closing, all or substantially all of the Assets are destroyed or damaged by fire, or any other casualty, or are expropriated or otherwise seized by governmental or other lawful authority, the Sellers shall immediately advise the Buyer in writing and the Buyer shall have the option, exercisable by notice in writing:

(a) to complete the transactions provided for in this Agreement, provided that the Purchase Price shall be reduced by an amount equal to the replacement cost of the Assets destroyed, damaged, expropriated or seized minus the amount of all insurance proceeds and other compensation payable to the Corporation in connection with, or as a result of, such destruction, damage, expropriation or seizure; or

(b) to refuse to complete the transaction contemplated herein by notice to the Sellers and, in such event, all parties hereto shall be released from all obligations hereunder except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing.

9.02 RISK OF PARTIAL LOSS. If, at or before the Time of Closing, a material part of the Assets, but less than all or substantially all of the Assets, are destroyed or damaged by fire, or any other casualty, or are expropriated or otherwise seized by governmental or other lawful authority, the Sellers shall immediately advise the Buyer in writing and the Buyer shall have the option, exercisable by notice in writing:

(a) to complete the transactions provided for in this Agreement, without reduction of the Purchase Price provided that the amount of all insurance proceeds and other compensation payable to the Corporation in connection with, or as a result of, such destruction, damage, expropriation or seizure is paid to the Corporation; or

(b) to refuse to complete the transaction contemplated herein by notice to the Sellers and, in such event, all parties hereto shall be released from all obligations hereunder except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing.


           ARTICLE 10.00 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

10.01 SURVIVAL OF THE SELLERS'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of the Sellers contained in this Agreement shall, unless otherwise expressly provided in this Agreement, survive the closing of the transactions provided for in this Agreement and, notwithstanding such closing and notwithstanding any investigations made by or on behalf of the Buyer, shall continue in full force and effect:

(a) with respect to those representations and warranties relating to Taxes, for so long as the Corporation may be assessed or reassessed, or any action or proceeding may be brought against the Corporation in connection with Taxes;

(b) with respect to all representations and warranties with respect to the Sellers' title to the Purchased Shares and the Corporation's title to the Assets, for five (5) years; and

(c) with respect to all other representations and warranties of the Sellers, for a period of two (2) years after the Time of Closing.

10.02 SURVIVAL OF THE BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of the Buyer contained in this Agreement shall survive the closing of the transactions provided for in this Agreement and, notwithstanding such closing and notwithstanding any investigations made by or on behalf of the Sellers, shall, unless otherwise expressly provided in this Agreement, continue in full force and effect:

(a) with respect to those representations and warranties relating to Taxes, for so long as the Corporation may be assessed or reassessed, or any action or proceeding may be brought against the Corporation in connection with Taxes; and

(b) with respect to all other representations and warranties of the Sellers, for a period of two (2) for a period of two (2) years after the Time of Closing.

                   ARTICLE 11.00 - INDEMNIFICATION BY SELLERS

11.01 SCOPE OF INDEMNIFICATION. In the event that the transactions provided for in this Agreement are completed and it is subsequently determined that the Corporation or the Buyer or any agent, employee, affiliate, successor or nominee of the Corporation or the Buyer, or any of the officers, directors, shareholders, subsidiaries, affiliates, employees and agents of any of the aforesaid (collectively the "Indemnified Parties") has or is subject to any loss, damage, liability, deficiency, claim, cost, recovery, expense (including interest, penalties and reasonable legal fees), assessment or re-assessment (collectively the "Claims") arising out of or from, the incorrectness, failure, non-compliance or other breach of any representation, warranty or covenant made by the Sellers pursuant to this Agreement, notwithstanding any investigations made by the Buyer or its representatives, and including any accounts receivables of the Corporation existing as of the Time of Closing which have not been collected within 120 days from the Time of Closing, the Sellers unconditionally agree to indemnify and save harmless the Indemnified Parties for the amount of such Claims and accounts receivables. The obligation of the Sellers to indemnify the Indemnified Parties pursuant to the foregoing is limited, in the case of accounts receivables of the Corporation, to the amount of accounts receivable which have not been collected in full within 120 days of the Closing Date and which, in the aggregate, exceed fifteen percent (15%) of the aggregate amount (before deduction of any reserve or allowance for doubtful accounts) of all accounts receivable of the Corporation on the Closing Date. The Sellers shall further indemnify the Buyer with respect to any Claims arising from SysGold Inc. not complying with the Excise Tax Act. Any claim against the Sellers under this section shall be in writing and shall be made within one hundred and twenty
(120) days of the date on which such representation or warranty ceases to survive according to the provisions of this Agreement.

The Indemnified Parties shall forthwith notify the Sellers of any liability or claim for which the Sellers may be liable hereunder promptly after the Indemnified Parties receive notice thereof and the Sellers shall have the right to participate in any negotiations with respect thereto. The Sellers shall at all times have the right, at its joint sole expense, to dispute and contest any liability to, or claim asserted by, any person other than the Indemnified Parties for which the Sellers may be liable hereunder, provided that the Sellers first admits to the Buyer that if there is a liability in respect of such claim, the Sellers is responsible for such liability. The Indemnified Parties shall, and shall cause the Corporation to, fully co-operate with the Sellers and its counsel in any proceedings with respect to any such liability.

11.02 LITIGATION. The Sellers hereby, irrevocably and unconditionally, agrees to indemnify and save harmless each of the Indemnified Parties from and against any and all Claims incurred in connection with existing, pending and threatened litigation and in particular, without limiting the foregoing, shall indemnify and save harmless the Indemnified Parties from any Claims from TAP Consulting Ltd. The Sellers agrees to defend diligently such litigation through counsel to be agreed upon by both the Buyer and the Sellers, and to advise and keep the Buyer informed of all material developments relating thereto and that they will not settle or otherwise compromise any such action without the consent of the Buyer.

11.03 SET OFF AND SIMILAR RIGHTS OF THE BUYER. In the event that the Sellers fail to make any payment required to be made pursuant to this Agreement, including without limitation, payments required pursuant to the indemnification provisions of this Article, then the Buyer shall be entitled, in addition to any other remedies in this Agreement, or at law or in equity, to set off the amount of such payment against any other amount which may be or become due from the Buyer or the Corporation to the Sellers, however arising, notwithstanding that such indebtedness might have arisen from a different transaction.

11.04 REIMBURSEMENT. If any claim is made by any of the Indemnified Parties under this Article and such claim is shown to be wrongfully made, then the Indemnified Party to whom payment had been made under this Article shall reimburse the Sellers for the amount paid by the Sellers or by the Buyer on the Sellers's behalf on account of such claim.


                    ARTICLE 12.00 - INDEMNIFICATION BY BUYERS


12.01 SCOPE OF INDEMNIFICATION. In the event that the transactions provided for in this Agreement are completed and it is subsequently determined that the Sellers or any agent, employee, affiliate, successor or nominee of the Sellers (collectively the "Indemnified Parties") has or is subject to any loss, damage, liability, deficiency, claim, cost, recovery, expense (including interest, penalties and reasonable legal fees), assessment or re-assessment (collectively the "Claims") arising out of or from, the incorrectness, failure, non-compliance or other breach of any representation, warranty or covenant made by the Buyer pursuant to this Agreement, notwithstanding any investigations made by the Sellers or its representatives, the Buyer unconditionally agree to indemnify and save harmless the Indemnified Parties for the amount of such Claims.

The Indemnified Parties shall forthwith notify the Buyer of any liability or claim for which the Buyer may be liable hereunder promptly after the Indemnified Parties receive notice thereof and the Buyer shall have the right to participate in any negotiations with respect thereto. The Buyer shall at all times have the right, at its joint sole expense, to dispute and contest any liability to, or claim asserted by, any person other than the Indemnified Parties for which the Buyer may be liable hereunder, provided that the Buyer first admits to the Sellers that if there is a liability in respect of such claim, the Buyer is responsible for such liability.


                         ARTICLE 13.00 - GENERAL MATTERS

13.01 PUBLIC ANNOUNCEMENT. The parties to this Agreement agree that a public announcement of this Agreement and the transactions herein contemplated shall be made upon execution of this Agreement in a form and at a time agreed to by the parties hereto prior to execution of this agreement except that it shall be done on a basis so as not to violate any securities regulations or laws. The parties agree that the Purchase price shall not be made public unless required by such securities laws.

13.02 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE BUYER DOES NOT HAVE TO AND WILL NOT RECOGNIZE AND WILL TREAT AS NULL AND VOID ANY ATTEMPT TO TRANSFER THE FUTURELINK SHARES OR SUCH OTHER SHARES ISSUED PURSUANT SUBSECTION 2.04(E) MADE IN VIOLATION OF THE PROVISIONS OF THIS AGREEMENT.

13.03 NOTICES. All notices, requests, demands or other communications required or desired to be given or made by one party to another shall be given in writing by personal delivery or prepaid registered mail or by facsimile transmission or other means of instantaneous transmission in regular commercial usage at such time, verified by a transmission report, as follows:

(a)     to the Sellers:       3911 Crestview Road S.W.
                              Calgary, Alberta
                              T2T 2L5

        with a copy to:       Howard, Mackie
                              1000 Canterra Tower
                              400 Third Avenue S.W.
                              Calgary, Alberta
                              T2P 4H2

                              Attention: Jeff Vallis

(b)     to the Buyer:         FutureLink Distribution Corp
                              No. 550, 603 - 7 Avenue SW
                              Calgary, Alberta
                              T2P 2T5

                              Attention: Raghu Kilambi

        with a copy to:       Morrison, Brown, Sosnovitch
                              1 Toronto Street
                              Suite 910
                              Toronto, Ontario
                              M5C 2V6

                              Attention:  Kevin Gallagher


or at such other address as may be given by any of them to the others. Any notice or other communication so given or made shall be conclusively deemed to have been given and received when delivered personally, if delivered personally, or when transmitted, if given by facsimile transmission, provided that if it is delivered or transmitted on a day which is not a Business Day then the notice or communication shall be deemed to have been given and received on the next Business Day following such date, or on the fifth (5th) Business Day following the date of mailing, if mailed by prepaid registered mail, except in the event of disruption of mail services in which event any notice shall be delivered personally or by facsimile transmission.

13.04 EXPENSES. The expenses incurred by each of the parties in connection with the negotiation of this Agreement and the completion of the transactions provided for in this Agreement, including, except as otherwise provided in this Agreement, the fees of their respective accountants and solicitors in connection with such transactions, shall be borne by such party.

13.05 TIME OF THE ESSENCE. Time is of the essence of this Agreement and every part of this Agreement and no extension or variation of this Agreement shall operate as a waiver of this provision. Notwithstanding such, the parties hereto agree that where the fulfilment of any condition relies on the action of a third party, that such reasonable extensions as are necessary to ensure the fulfilment of such conditions shall be granted by the parties hereto, it being understood that Closing shall take place, in any event, not later than the 20th day of October, 1998.

13.06 GOVERNING LAW. This Agreement and any of the agreements required to be executed pursuant to the provisions of this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Alberta and of Canada applicable thereto and the parties submit to the jurisdiction of the courts of the Province of Alberta.

13.07 SEVERABILITY. If any of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained in this Agreement unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated in this Agreement to be unreasonable.

13.08 FURTHER ASSURANCES. The parties covenant and agree to execute such further and other documents and undertake such other actions as may be reasonably required to give effect to the terms and intent of the transactions contemplated in this Agreement.

13.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

13.10 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns, provided that the rights of any party hereto may not be assigned without the prior written consent of all other parties hereto.

13.11 TIME PERIODS. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded.

13.12 LANGUAGE OF AGREEMENT. It is the express wish of the parties that this document and any related documents be drawn up and executed in English. Les parties aux presentes ont expressement demande que ce document et tous les documents s'y rattachant soient rediges et signes en anglais.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.


                                           FUTURELINK DISTRIBUTION CORP.
                                           (Colorado)

                                           Per: /s/ Raghu Kilambi - A.S.O.
                                               --------------------------------
                                               Raghu Kilambi - A.S.O.

                                  )
                                  )
                                  )        /s/ DONALD A. BIALIK
--------------------------------  )        ------------------------------------
Witness                           )        DONALD A. BIALIK
                                  )
                                  )
                                  )        /s/ OLIVIA B. BIALIK
--------------------------------  )        ------------------------------------
Witness                           )        OLIVIA B. BIALIK


                                           ------------------------------------
                                           BIALIK FAMILY  TRUST


                                           Per:  /s/ DONALD A. BIALIK
                                               --------------------------------
                                                         - Trustee


                                           Per: /s/ OLIVIA B. BIALIK
                                               --------------------------------
                                                         - Trustee



                                           RIVERVIEW MANAGEMENT CORPORATION

                                           Per: /s/ DONALD A. BIALIK
                                               --------------------------------
                                                A.S.O.

                                           SYSGOLD LTD


                                           Per: /s/ DONALD A. BIALIK
                                               --------------------------------
                                                  A.S.O.



                                           FUTURELINK DISTRIBUTION CORP.
                                           (Alberta)

                                           Per: /s/ Raghu Kilambi
                                               --------------------------------
                                               Raghu Kilambi -A.S.O.

                    BUYER'S DIRECTORS AND OFFICERS SCHEDULES


FUTURELINK DISTRIBUTION CORP. (ALBERTA)

Name                                Address                            Position
----                                -------                            --------
Cameron Chell                       306-20 Street N.W.                 Chairman of the Board,
                                    Calgary, Alberta                   President & CEO

Raghu Kilambi                       286 Briar Hill Avenue              Director, CFO,
                                    Toronto, Ontario                   VP-Corporate Finance,
                                    M4R 1J2                            Corporate Secretary

Robert Kubbernus                    300 Waterstone Crescent            Director
                                    Airdrie, Alberta
                                    T4B 1H4

Bryson Farrill                      305 Old Oaks Road                  Director
                                    Fairfield, CT
                                    U.S.A.  06432

Linda M. Murray                     302-1711-11 Street S.W.            Assistant Corporate
                                    Calgary, Alberta                   Secretary
                                    T2T 3L7

Philip R. Ladouceur                 119 Valley Ridge Green NW          Director
                                    Calgary, Alberta
                                    T3B 5L5


FUTURELINK DISTRIBUTION CORP. (COLORADO)

Name                                Address                            Position
----                                -------                            --------
Cameron Chell                       306-20 Street N.W.                 Chairman of the Board,
                                    Calgary, Alberta                   President & CEO

Raghu Kilambi                       286 Briar Hill Avenue              Director, CFO,
                                    Toronto, Ontario                   VP-Corporate Finance,
                                    M4R 1J2                            Corporate Secretary

Robert Kubbernus                    300 Waterstone Crescent            Director
                                    Airdrie, Alberta
                                    T4B 1H4

Name                                Address                            Position
----                                -------                            --------
Bryson Farrill                      305 Old Oaks Road                  Director
                                    Fairfield, CT
                                    U.S.A.  06432

Linda M. Murray                     302-1711-11 Street S.W.            Assistant Corporate
                                    Calgary, Alberta                   Secretary
                                    T2T 3L7

Robert H. Kohn                      One Arbor Lane                     Director
                                    Pebble Beach, CA
                                    U.S.A.  93953

Philip R. Ladouceur                 119 Valley Ridge Green NW          Director
                                    Calgary, Alberta
                                    T3B 5L5

                            PROMISSORY NOTES SCHEDULE



CDN$685,000                                                     August,    1998


         FOR VALUE RECEIVED THE UNDERSIGNED PROMISES TO PAY to at 3911 Crestview Road S.W., Calgary Alberta, T2T 2L5, in ninety (90) days from the date hereof the principal sum of Six Hundred and Eighty-five Thousand Dollars ($685,000) in lawful money of Canada together with interest on all amounts of the said principal sum remaining unpaid hereunder from time to time from the date hereof until paid, both before and after default, at a rate per annum equal to Seven Percent (7%). Such interest shall be calculated and compounded monthly and shall be paid at the same time as the principal amount is paid.

         THE UNDERSIGNED FURTHER AGREES TO PAY all costs and expenses (including without limitation, lawyer fees as between a solicitor and his own client on a full indemnity basis) incurred by it in enforcing payment in the event of default hereunder, together with interest as aforesaid on all such costs until paid by the undersigned.

         Presentment, demand, protest and notice of dishonour and non-payment are hereby waived by the undersigned.

         The undersigned shall be entitled to prepay any or all of the indebtedness evidenced by this promissory note without notice, bonus or penalty.

         This promissory note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         DATED the     day of              , 19 .

SIGNED, SEALED AND DELIVERED       )             FUTURELINK DISTRIBUTION CORP
                                   )
                                   )
                                   )             per:_______________________c/s
                                   )                 Authorized Signing Officer

THIS IS A FORM OF NOTE ONLY AND THE ISSUE OF MORE THAN ONE NOTE MAY BE REQUIRED BASED ON THE ALLOCATION OF THE PURCHASE PRICE

                                RELEASE SCHEDULE

         WHEREAS   (hereinafter referred to as the "Releasor") has acted as a director/officer/employee of RMC/SysGold Inc./SysGold Ltd.(the "Corporation");

         AND WHEREAS the controlling shareholder of the Corporation has agreed to allow for a change of control and has agreed to cause directors and officers appointed by it to resign;

         In consideration of the payment by the Corporation to the undersigned of the sum of Ten Dollars ($10.00) and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the undersigned), the undersigned hereby remise, release and forever discharge the Corporation its directors, officers, employees and shareholders (the "Releasees") of and from all actions, causes of action, suits, debts, dues, covenants, accounts, contracts, rights, damages, costs, judgments, expenses, claims or demands which the undersigned may now have, whether in law or in equity, against the Releasees including those arising out of or relating to the Agreements.

         The undersigned further covenants and agrees not to make any claim, demand or to maintain or to bring, or take any steps for the bringing of, any proceeding against any person, firm, corporation or other entity who/which might claim damages from the Releasees, and/or contribution and indemnity, and/or other relief under the common law and/or any other statute of this or any other jurisdiction or otherwise from the Releasees.

         The provisions hereof shall enure to the benefit of the successors and assigns of the Releasors and shall be binding upon the heirs, executors, administrators, legal personal representatives and assigns of the undersigned.

         IN WITNESS WHEREOF the undersigned have signed these presents this day of August, 1998.

SIGNED, SEALED AND DELIVERED
in the presence of                                   )
                                                     )
                                                     )
------------------------------------                 )
Witness                                              )
                                                     )

                       BUYER'S OPTIONS AND CALLS SCHEDULE



                                                                           Vesting
Grant #     Name of Optionee      Total # of Shares  Type of Option        Amount         Vest Date            Expiration Date
-------     ----------------      -----------------  --------------        -------        ---------            ---------------
1           Cameron Chell               500,000      Nonqualified          250,000        29-Jun-98               29-Jun-01
                                                                           250,000        29-Jun-99               29-Jun-01

2           Raghunath Kilambi           500,000      Nonqualified          250,000        29-Jun-98               29-Jun-01
                                                                           250,000        29-Jun-99               29-Jun-01

3           Gayle Howard                175,000      Nonqualified          87,500         29-Jun-98               29-Jun-01
                                                                           87,500         29-Jun-99               29-Jun-01

4           James Brecht                100,000      Nonqualified          50,000         29-Dec-98               29-Jun-01
                                                                           50,000         29-Jun-99               29-Jun-01

5           Dave Bolink                 100,000      Nonqualified          50,000         29-Dec-98               29-Jun-01
                                                                           50,000         29-Jun-99               29-Jun-01

6           Linda M. Murray             75,000       Nonqualified          25,000         29-Jun-98               29-Jun-01
                                                                           25,000         29-Dec-98               29-Jun-01
                                                                           25,000         29-Jun-99               29-Jun-01

7           Jason Cornick               75,000       Nonqualified          25,000         29-Jun-98               29-Jun-01
                                                                           25,000         29-Dec-98               29-Jun-01
                                                                           25,000         29-Jun-99               29-Jun-01

8           Jeff Doepker                50,000       Nonqualified          25,000         29-Dec-98               29-Jun-01
                                                                           25,000         29-Jun-99               29-Jun-01

9           Scott Lambert               75,000       Nonqualified          25,000         29-Jun-98               29-Jun-01
                                                                           25,000         29-Dec-98               29-Jun-01
                                                                           25,000         29-Jun-99               29-Jun-01

10          Marjorie Martin             50,000       Nonqualified          25,000         29-Dec-98               29-Jun-01
                                                                           25,000         29-Jun-99               29-Jun-01

11          Connie Turnbull             30,000       Nonqualified          15,000         29-Dec-98               29-Jun-01
                                                                           15,000         29-Jun-99               29-Jun-01

12          Bryson Farrill              250,000      Nonqualified          125,000        29-Jun-98               29-Jun-01
                                                                           125,000        29-Jun-99               29-Jun-01

13          Robert H. Kohn              200,000      Nonqualified          100,000        29-Jun-98               29-Jun-01
                                                                           100,000        29-Jun-99               29-Jun-01

14          Robert Kubbernus            250,000      Nonqualified          125,000        29-Jun-98               29-Jun-01
                                                                           125,000        29-Jun-99               29-Jun-01

15          Phillip Ladouceur           500,000      Nonqualified          250,000        Upon signing            16-Jul-98
                                                                                          agreement
                                                                                          with FLNK

                                                                           250,000        One year                16-Jul-99
                                                                                          anniversary from
                                                                                          signing date

                                                                           2,930,000

                                    INDEMNITY


TO: FutureLink Distribution Corporation ("FC") a Colorado Corporation, FutureLink Distribution Corporation ("FA") an Alberta Corporation, FutureLink Acquisition Corp. ("FAC") and SysGold Ltd. ("SL") and Riverview Management Corporation ("RMC") (the "Buyer").


WHEREAS the undersigned, FC, FA, SL and RMC entered into a Share Purchase Agreement dated August 4, 1998 (the "Share Purchase Agreement");


     AND WHEREAS the Share Purchase Agreement contained conditions precedent to the obligations of FC to complete the transaction in section 5.01 of the Share Purchase Agreement which FC has agreed to waive in consideration of this indemnity;


IN CONSIDERATION of Ten Dollars ($10.00) now paid by the Buyer on its own behalf and on behalf of its agents, employees, affiliates, successors or nominees, or any of their officers, directors, shareholders, subsidiaries, affiliates, employees and agents of any of the aforesaid (collectively the "Indemnified Parties"), the waiver of conditions referred to above, and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby jointly and severally covenant and agree to indemnify and save the Indemnified Parties from any loss, damage, liability, deficiency, claim, cost recovery, expense (including interest, penalties and reasonable legal fees on a solicitor-client basis), assessment or re-assessment (collectively the "Claims") arising out of or from:


Any Claims by TAP Consulting Ltd. against the indemnified parties, including without limitation, the statement of claim filed by TAP Consulting Ltd. Against SysGold Ltd. Dated August 19, 1998;


Any Claims by Kevin Sebastian or other employees of SysGold Inc. or SysGold Ltd. With respect to any claim for options, warrants or other similar rights in any of the Indemnified Parties; and


Any Claims with respect to any other encumbrance of the Sellers, SysGold Ltd., SysGold Inc., and Riverview Management Corporation which have not been discharged prior to closing and are not listed on the Permitted Encumbrance Schedule.

This indemnity is binding on the undersigned and its successors and assigns and is in addition to and not in replacement of the indemnity in Article 11.00 of the Share Purchase Agreement.

              DATED the ______ day of ______________________, 1998.


                            )
                            )
------------------------    )             ---------------------------------
WITNESS                     )             DONALD A. BIALIK
                            )
                            )
                            )
                            )
                            )
------------------------    )             ---------------------------------
WITNESS                     )             OLIVIA B. BIALIK





                                          BIALIK FAMILY TRUST


                                          Per:  ____________________________

                                                                - Trustee


                                          Per:  ____________________________

                                                                - Trustee

BOW VALLEY SQUARE

OFFER TO LEASE

BV SQUARE MANAGEMENT LTD.
(AGENT FOR OMERS REALTY CORPORATION, THE "LANDLORD")

AND

SYSGOLD LTD.
(THE "TENANT")

August 24, 1998

BOW VALLEY SQUARE

August 24, 1998

CONFIDENTIAL  HAND DELIVERED

Mr. Don Bailik, President
SysGold Ltd.
Suite 450, Bow Valley Square 4
250 Sixth Avenue S. W.
Calgary, Alberta T2P

Dear Don:

RE:  SUITES 340 AND 560, BOW VALLEY SQUARE 4

Further to our recent conversations, we are pleased to submit the following Offer to Lease with respect to your proposed expansion onto a portion of the Third and Fifth Floors, Bow Valley Square 4. This Offer to Lease will be held open for the acceptance of SysGold Ltd. (the "Tenant") until 4:00 PM on Tuesday, September 8th, 1998,

Leased Premises:

(a) approximately 7,972 rentable square feet (subject to final measurement) as outlined in red on the attached floorplan, being a portion of the third floor (the "Leased Premises"), of Bow Valley Square 4, 250 Sixth Avenue S.W., Calgary (the "Building").

(b) approximately 5,779 rentable square feet (subject to final measurement) as outlined in blue on the attached floorplan, being a portion of the fifth floor (the "Leased Premises"), of Bow Valley Square 4, 250 Sixth Avenue S.W., Calgary (the "Building").

The purpose of such plans is solely to indicate the approximate location of the Leased Premises.

Term:

(a) on third floor premises (7,972 rentable square feet), Three (3) years, Four
(4) months, commencing October 1st, 1998 (the "Commencement Date") and running concurrent with your lease dated February 21st, 1997 (the "Lease"), expiring January 31st, 2002, (the "Term");

(b) on fifth floor premises (5,779 rentable square feet), Three (3) years, One
(1) month, commencing January 1st, 1999, expiring January 31st, 2002.

Basic Rent:

(a) on 7,972 square feet: $22.00 per rentable square foot, per annum, on a net basis, (the "Basic Rent"), being an annual total of One Hundred and Seventy-Five Thousand, Three Hundred and Eighty-Three-----96/100 ($175,383.96) Dollars, to be paid to OMERS Realty Corporation (the "Landlord") by the Tenant in twelve equal monthly installments of Fourteen Thousand, Six Hundred and Fifteen-----33/100 ($14,615.33) Dollars in advance, throughout the Term, without any deduction, abatement or set-off;

(b) on 5,779 square feet: $22.00 per rentable square foot, per annum, on a net basis, (the "Basic Rent"), being an annual total of One Hundred and Twenty-Seven Thousand, One Hundred and Thirty-Seven-----96/100 ($127,137.96) Dollars, to be paid to the Landlord by the Tenant in twelve equal monthly installments of Ten Thousand, Five Hundred and Ninety-Four-----83/100 ($10,594.83) Dollars in advance, throughout the latter 37 months of the Term (January 1, 1999- January 31, 2002) without any deduction, abatement or set-off.

TERMS APPLICABLE TO BOTH THE 3RD AND 5TH FLOORS, BOW VALLEY SQUARE 4

Acceptance of Leased Premises:

The Leased Premises would be accepted as returned to the Landlord by the existing tenants. The Tenant shall remain responsible for all work necessary to the Leased Premises.

Additional Rent:

The Tenant agrees to pay, as Additional Rent, its Proportionate Share of Occupancy Costs for the Building, estimated by the Landlord, acting reasonably, to total $8.94 per rentable square foot of the Leased Premises during the 1998 calendar year. As with the annual Basic Rent, Occupancy Costs are payable by the Tenant in twelve equal monthly installments in advance, throughout the Term, without any deduction, abatement or set-off. The Tenant understands and agrees that the Landlord shall not be liable for any loss or damage as a result of the Tenant or any subtenant or assignee relying upon this estimate. The Landlord shall make a final determination of the Tenant's Proportionate Share of Occupancy Costs as set out in Section 4.4 of the Lease. The Tenant shall remain responsible for the payment of all other items of Additional Rent as defined in the Lease.

Early Occupancy:

During any period prior to the Commencement Date in which the Tenant is permitted to have occupancy of the Leased Premises, whether exclusively or in common with the Landlord and its contractors and employees for the purpose of fixturing the Leased Premises, the Tenant shall be deemed in possession of the Leased Premises and shall be bound by all of the provisions of the Lease except those requiring the payment of Rent and those dealing with the conduct of the Tenant's business. Any work to the Leased Premises must be completed in the manner prescribed in Section 15.2 of the Lease and the Landlord's Design Criteria Manual and be subject to review and approval by the Landlord.

Should the Tenant conduct any business in and from any part of the Leased Premises prior to the Commencement Date, Rent would be invoiced for that period of time prior to the Commencement Date.

Brokerage Fees:

The Tenant warrants that it has not dealt with any agent or broker representing or purporting to represent the Landlord in connection with the leasing of the Leased Premises and the Tenant shall be responsible for and indemnify the Landlord from any brokerage fees or commissions relating to this Offer to Lease or any resultant agreement.

Parking:

Provided the Tenant is not in default, space for one (1) motor vehicle per 2,000 rentable square feet of space leased (total of seven additional spaces), in those levels of the Development designated as unassigned Tenant parking will be made available to the Tenant throughout the Term at the prevailing monthly rental rate from time to time in effect. The Tenant understands and agrees the use of any parking spaces shall be subject to the terms and conditions contained in the Landlord's standard Parking Privileges Contract Terms. The current monthly parking rental rate is $210.00 per unassigned space. Parking charges are payable in advance on the first day of each month as Additional Rent.

Permitted Use:

 The Tenant shall use the Leased Premises solely for the purpose of conducting the business of a computer consulting and development firm, and its related activities (the "Permitted Use").

Taxes:

(a) Property Taxes form a part of Occupancy Costs, however, Business Taxes do not and the Tenant shall remain entirely responsible for all taxes, rates, duties, levies and assessments whatsoever, including Business Taxes, in respect of the Leased Premises.

(b) Amounts payable as outlined in this Offer to Lease do not include G.S.T., however G.S.T. is payable on all amounts due to the Landlord.

No Smoking:

The Tenant shall not suffer or permit any smoking to occur within the Leased Premises, unless it installs, at its expense, separate exhaust fans in the Leased Premises, approved by the Landlord, to dissipate the smoke.

Insurance Requirements:

Before entering the Leased Premises for any purpose, the Tenant shall provide to the Landlord certificates of insurance for all policies required to be effected and maintained by it pursuant to Section 8.3 of the Lease, including, without limitation, "all risks" insurance upon the property of the Tenant located in the Leased Premises, comprehensive general liability insurance in an amount not less than $5,000,000, business interruption insurance and "all risks" tenant legal liability insurance.

Documentation of Offer:

This Offer to Lease would be documented by way of a Lease Amending Agreement and the Tenant agrees to observe and perform all of the conditions, covenants and restrictions required under the Lease. Upon unconditional acceptance of this Offer to Lease, BV Square Management Ltd. will prepare and forward the Lease Amending Agreement to the Tenant, which shall incorporate the terms of this Offer to Lease. The Tenant agrees to execute and return the Lease Amending Agreement within fifteen (15) Business Days of receiving it. In no event shall the Tenant be allowed occupancy for the purpose of conducting the Permitted Use if the Lease Amending Agreement has not been executed by both parties.

Termination by Landlord:

In the event the Tenant is in default of any of the terms, covenants, conditions or provisos of this Offer to Lease, the Landlord shall have the right to terminate this Offer to Lease upon written notice to the Tenant. If such notice is given pursuant to this or any other provision of this Offer to Lease or the Lease, this Offer to Lease and the Term and all of the rights of the Tenant hereunder shall terminate; Basic Rent and all other payments for which the Tenant is liable under this Offer to Lease shall be computed, apportioned and paid in full to the date of such termination, and the Tenant shall immediately deliver up possession of the Leased

Premises to the Landlord. If the Landlord terminates this Offer to Lease for any breach by the Tenant, in addition to other remedies the Landlord may have, the Landlord may recover from the Tenant all damages it incurs by reason of the breach, including cost of recovering the Leased Premises, legal fees (on a solicitor and client basis) and the worth at the time of the termination of the excess, if any, of the amount of Rent and charges equivalent to the rent reserved in this Offer to Lease for the remainder of the Term, over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

Confidentiality:

SysGold Ltd. hereby agrees that the terms and conditions of this Offer to Lease are sensitive and confidential in nature and that the disclosure of this information to any third party may be expected to cause substantial loss and damage to the Landlord. For this reason, SysGold Ltd. agrees that, except for disclosure on the same confidential basis as provided herein, and only to officers and/or employees of SysGold Ltd. who have a bona fide and actual need to know the confidential terms on behalf of SysGold Ltd., it and its officers and/or employees to whom disclosure is made as aforesaid, will hold in strict confidence, and will not disclose the same to any third party.

Undefined Terms:

Any capitalized words used in this Offer to Lease but not defined herein, shall have the meaning attributed to them in Sections 1.1 and 1.2 of the Lease.

Time of the Essence:

Time shall be of the essence of this Offer to Lease and every part thereof.

Entire Agreement:

The Tenant acknowledges that there are no agreements, representations, warranties or conditions relating to this Offer to Lease, the Leased Premises or the Building (express or implied) made by the Landlord or any of its agents except those contained in this Offer to Lease.

Governing Law:

This Offer to Lease shall be interpreted and is governed by the laws of the Province of Alberta.

Successors and Assigns:

This Offer to Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and Tenant.

Conditions:

This Offer to Lease is subject to:

(a) the Landlord reaching a satisfactory agreement with the existing tenant and regaining control of the Third Floor Leased Premises;

(b) prior leasing; and

(c) approval by an Officer of OMERS Realty Corporation, which would require an understanding and acceptance of the financial standing and corporate organization of the proposed Futurelink/Sysgold merged entity.

Trusting the foregoing meets with your approval, we would ask if you could signify your acceptance by countersigning in the space provided below, returning one (1) counterpart for our files along with the information required in paragraph (c) above. BV Square Management Ltd. will then work to remove the conditions to allow us to proceed with this Offer to Lease, and will advise of our progress. In the event the foregoing conditions are not removed by BV Square Management Ltd. in writing on or before Friday, September(18th, 1998, this Offer to Lease shall become null and void and be of no further force or effect. Once BV Square Management Ltd. has notified the Tenant in writing of the removal of the above conditions, this Offer to Lease shall be binding upon both parties.

Yours very truly,

BV SQUARE MANAGEMENT LTD.

Gerry S. Jobagy
Leasing Manager

Accepted For and On Behalf Of:

SYSGOLD LTD.

Per: Don Bailik

Dated this 8th day of September, 1998.

BOW VALLEY SQUARE

OFFER TO LEASE

BETWEEN

BV SQUARE MANAGEMENT LTD.
(AGENT FOR OMERS REALTY CORPORATION, THE "LANDLORD")

AND

SYSGOLD LTD.

(THE "TENANT")

February 23rd, 1998

BOW VALLEY SQUARE

February 23, 1998

CONFIDENTIAL HAND DELIVERED

Mr. Bill Arnett
SysGold Ltd.
Suite 450, Bow Valley Square 4
250 Sixth Avenue S. W.
Calgary, Alberta

Dear Bill:

RE: EXPANSION: 4TH FLOOR, BOW VALLEY SQUARE 4

Further to our recent conversations, we are pleased to submit the following Offer to Lease with respect to your proposed expansion on the 4th Floor, Bow Valley Square 4. This Offer to Lease will be held open for the acceptance of SysGold Ltd. (the "Tenant") until 4:00 PM on Friday, February 27th, 1998.

Leased Premises:

Approximately 1,618 rentable square feet as outlined in red on the attached floorplan, being a portion of the 4th floor (the "Leased Premises"), of Bow Valley Square 4, 250 Sixth Avenue S.W., Calgary (the "Building"). The purpose of such plan is solely to indicate the approximate location of the Leased Premises.

Term:

Three (3) years, Nine (9) months, commencing May 1st, 1998 (the "Commencement Date") and running concurrent with your lease dated February 21st, 1997 (the "Lease") expiring January 31st, 2002, (the "Term").

Basic Rent:

$20.00 per rentable square foot of the Leased Premises, per annum, on a net basis, (the "Basic Rent"), being an annual total of Thirty-Two Thousand, Three Hundred and Sixty-----04/100 ($32,360.04) Dollars, to be paid to OMERS Realty Corporation (the "Landlord") by the Tenant in twelve equal monthly installments of

Two Thousand, Six Hundred and Ninety-Six-----67/100 ($2,696.67) Dollars in advance, throughout the Term, without any deduction, abatement or set-off.

Acceptance of Leased Premises:

The Leased Premises would be accepted by the Tenant on an "as is, where is" basis.

Additional Rent:

The Tenant agrees to pay, as Additional Rent, its Proportionate Share of Occupancy Costs for the Building, estimated to total $8.94 per rentable square foot of the Leased Premises during the 1998 calendar year. As with the annual Basic Rent, Occupancy Costs are payable by the Tenant in twelve equal monthly installments in advance, throughout the Term, without any deduction, abatement or set-off. The Tenant shall remain responsible for the payment of all other items of Additional Rent, as defined in the Lease.

Brokerage Fees:

The Tenant warrants that it has not dealt with any agent or broker representing or purporting to represent the Landlord in connection with the leasing of the Leased Premises and the Tenant shall be responsible for and indemnify the Landlord from any brokerage fees or commissions relating to this Offer to Lease or any resultant agreement.

Parking:

Provided the Tenant is not in default, space for one motor vehicle in those levels of the Development designated as unassigned Tenant parking will be made available to the Tenant throughout the Term at the prevailing monthly rental rate from time to time in effect. The Tenant understands and agrees the use of any parking spaces shall be subject to the terms and conditions contained in the Landlord's standard Parking Privileges Contract Terms. Effective April 1st, 1998, current monthly parking rental rate is $210.00 per unassigned space. Parking charges are payable in advance on the first day of each month as Additional Rent.

Permitted Use:

The Tenant shall use the Leased Premises solely for the purpose of conducting the business of a computer consulting and development firm, and its related activities (the "Permitted Use").

Taxes:

(a) Property Taxes form a part of Occupancy Costs, however, Business Taxes do not and the Tenant shall remain entirely responsible for all taxes, rates, duties, levies and assessments whatsoever, including Business Taxes, in respect of the Leased Premises.

(b) Amounts payable as outlined in this Offer to Lease do not include G.S.T., however G.S.T. is payable on all amounts due to the Landlord.

No Smoking:

The Tenant shall not suffer or permit any smoking to occur within the Leased Premises, unless it installs, at its expense, separate exhaust fans in the Leased Premises, approved by the Landlord, to dissipate the smoke.

Insurance Requirements:

Before entering the Leased Premises for any purpose, the Tenant shall provide to the Landlord certificates of insurance for all policies required to be effected and maintained by it pursuant to Section 8.3 of the

Lease, including, without limitation, "all risks" insurance upon the property of the Tenant located in the Leased Premises, comprehensive general liability insurance in an amount not less than $5,000,000, business interruption insurance and "all risks" tenant legal liability insurance.

Documentation of Offer:

This Offer to Lease would be documented by way of an amendment to the Lease, and the Tenant agrees to observe and perform all of the conditions, covenants and restrictions required under the Lease. Upon unconditional acceptance of this Offer to Lease, BV Square Management Ltd. will prepare and forward the Lease Amending Agreement to the Tenant, which shall incorporate the terms of this Offer to Lease. The Tenant agrees to execute and return the Lease Amending Agreement within fifteen (15) Business Days of receiving it. In no event shall the Tenant be allowed occupancy for the purpose of conducting the Permitted Use if the Lease Amending Agreement has not been executed by both parties.

Termination by Landlord:

In the event the Tenant is in default of any of the terms, covenants, conditions or provisos of this Offer to Lease, the Landlord shall have the right to terminate this Offer to Lease upon written notice to the Tenant. If such notice is given pursuant to this or any other provision of this Offer to Lease or the Lease, this Offer to Lease and the Term and all of the rights of the Tenant hereunder shall terminate; Basic Rent and all other payments for which the Tenant is liable under this Offer to Lease shall be computed, apportioned and paid in fall to the date of such termination, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord. If the Landlord terminates this Offer to Lease for any breach by the Tenant, in addition to other remedies the Landlord may have, the Landlord may recover from the Tenant all damages it incurs by reason of the breach, including cost of recovering the Leased Premises, legal fees (on a solicitor and client basis) and the worth at the time of the termination of the excess, if any, of the amount of Rent and charges equivalent to the rent reserved in this Offer to Lease for the remainder of the Term, over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

Confidentiality:

SysGold Ltd. hereby agrees that the terms and conditions of this Offer to Lease are sensitive and confidential in nature and that the disclosure of this information to any third party may be expected to cause substantial loss and damage to the Landlord. For this reason, SysGold Ltd. agrees that, except for disclosure on the same confidential basis as provided herein, and only to officers and/or employees of SysGold Ltd. who have a bona fide and actual need to know the confidential terms on behalf of SysGold Ltd., it and its officers and/or employees to whom disclosure is made as aforesaid, will hold in strict confidence, and will not disclose the same to any third party.

Undefined Terms:

Any capitalized words used in this Offer to Lease but not defined herein, shall have the meaning attributed to them in Sections 1.1 and 1.2 of the Lease.

Time of the Essence:

Time shall be of the essence of this Offer to Lease and every part thereof.

Entire Agreement:

The Tenant acknowledges that there are no agreements, representations, warranties or conditions relating to this Offer to Lease, the Leased Premises or the Building (express or implied) made by the Landlord or any of its agents except those contained in this Offer to Lease.

Governing Law:

This Offer to Lease shall be interpreted and is governed by the laws of the Province of Alberta.

Successors and Assigns:

This Offer to Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and Tenant.

Conditions:

This Offer to Lease is subject to approval by an Officer of OMERS Realty Corporation.

Trusting the foregoing meets with your approval, we would ask if you could signify your acceptance by countersigning in the space provided below, returning one (1) counterpart for our files. BV Square Management Ltd. will then work to remove the condition to allow us to proceed with this Offer to Lease, and will advise of our progress. In the event the foregoing condition is not removed by BV Square Management Ltd. in writing on or before March 6th, 1998, this Offer to Lease shall become null and void and have no farther force or effect. Once BV Square Management Ltd. has notified the Tenant in writing of the removal of the above condition, this Offer to Lease shall be binding upon both parties.

Yours very truly,

BV SQUARE MANAGEMENT LTD.

Gerry S. Jobagy
Leasing Manager

Accepted For and On Behalf Of:

SYSGOLD LTD.


Per:

Dated this     day of February, 1998.

BOW VALLEY SQUARE

June 2, 1998

HAND DELIVERED

Mr. Don Bialik, P. Eng., M.B.A.
SysGold Ltd.
Suite 450, Bow Valley Square 4
250 Sixth Avenue S. W.
Calgary, Alberta
T2P 3H7O

Dear Don:

RE: EXPANSION - 4Th FLOOR, BOW VALLEY SQUARE 4

The Offer to Lease between our two firms dated March 24th, 1998 was subject to approval by an officer of OMERS Realty Corporation. We are pleased to confirm we now have that approval and therefore remove this condition. In the coming weeks, we will prepare the Lease Amending Agreement for execution by SysGold Ltd.

Yours very truly,

BV SQUARE MANAGEMENT LTD.

Gerry S. Jobagy
Leasing Manager

BOW VALLEY SQUARE

March 24, 1998

CONFIDENTIAL HAND DELIVERED

Mr. Bill Arnett
SysGold Ltd.
Suite 450, Bow Valley Square 4
250 Sixth Avenue S. W.
Calgary, Alberta T2P 3H7

Dear Bill:

RE: EXPANSION: 4TH FLOOR, BOW VALLEY SQUARE 4

Further to our recent conversations, we are pleased to submit the following revised Offer to Lease with respect to your proposed expansion on the 4th and 5th Floors, Bow Valley Square 4. This Offer to Lease will be held open for the acceptance of SysGold Ltd. (the "Tenant") until 4:00 PM on Tuesday, March 31st, 1998.

Leased Premises:

Approximately 1,618 rentable square feet as outlined in red on the attached floorplan, being a portion of the 4th floor (the "Leased Premises"), of Bow Valley Square 4, 250 Sixth Avenue S.W., Calgary (the "Building"). The purpose of such plan is solely to indicate the approximate location of the Leased Premises.

Term:

Three (3) years, Four (4) months, commencing September 1st, 1998 (the "Commencement Date") and running concurrent with your lease dated February 21st, 1997 (the "Lease") expiring January 31st, 2002, (the "Term").

Basic Rent:

$20.00 per rentable square foot of the Leased Premises, per annum, on a net basis, (the "Basic Rent"), being an annual total of Thirty-Two Thousand, Three Hundred and Sixty-----04/100 ($32,360.04) Dollars, to be paid to OMERS Realty Corporation (the "Landlord") by the Tenant in twelve equal monthly installments of Two Thousand, Six Hundred and Ninety-Six-----67/100 ($2,696.67) Dollars in advance, throughout the Term, without any deduction, abatement or set-off.

Acceptance of Leased Premises:

The Leased Premises would be accepted by the Tenant on an "as is, where is" basis.

Additional Rent:

The Tenant agrees to pay, as Additional Rent, its Proportionate Share of Occupancy Costs for the Building, estimated by the Landlord, acting reasonably, to total $8.94 per rentable square foot of the Leased Premises during the 1998 calendar year. As with the annual Basic Rent, Occupancy Costs are payable by the Tenant in twelve equal monthly installments in advance, throughout the Term, without any deduction, abatement or set-off. The Tenant understands and agrees that the Landlord shall not be liable for any loss or damage as a result of the Tenant or any permitted subtenant or assignee relying upon this estimate. The Landlord shall make a final determination of the Tenant's Proportionate Share of Occupancy Costs as set out in Section 4.4 of the Lease. The Tenant shall remain responsible for the payment of all other items of Additional Rent as defined in the Lease.

Brokerage Fees:

The Tenant warrants that it has not dealt with any agent or broker representing or purporting to represent the Landlord in connection with the leasing of the Leased Premises and the Tenant shall be responsible for and indemnify the Landlord from any brokerage fees or commissions relating to this Offer to Lease or any resultant agreement.

Parking:

Provided the Tenant is not in default, space for one motor vehicle in those levels of the Development designated as unassigned Tenant parking will be made available to the Tenant throughout the Term at the prevailing monthly rental rate from time to time in effect. The Tenant understands and agrees the use of any parking spaces shall be subject to the terms and conditions contained in the Landlord's standard Parking Privileges Contract Terms. Effective April 1st, 1998, current monthly parking rental rate is $210.00 per unassigned space. Parking charges are payable in advance on the first day of each month as Additional Rent.

Permitted Use:

The Tenant shall use the Leased Premises solely for the purpose of conducting the business of a computer consulting and development firm, and its related activities (the "Permitted Use").

Taxes:

(a) Property Taxes form a part of Occupancy Costs, however, Business Taxes do not and the Tenant shall remain entirely responsible for all taxes, rates, duties, levies and assessments whatsoever, including Business Taxes, in respect of the Leased Premises.

(b) Amounts payable as outlined in this Offer to Lease do not include G.S.T., however G.S.T. is payable on all amounts due to the Landlord.

No Smoking:

The Tenant shall not suffer or permit any smoking to occur within the Leased Premises, unless it installs, at its expense, separate exhaust fans in the Leased Premises, approved by the Landlord, to dissipate the smoke.

Insurance Requirements:

Before entering the Leased Premises for any purpose, the Tenant shall provide to the Landlord certificates of insurance for all policies required to be effected and maintained by it pursuant to Section 8.3 of the Lease, including, without limitation, "all risks" insurance upon the property of the Tenant located in the Leased Premises, comprehensive general liability insurance in an amount not less than $5,000,000, business interruption insurance and "all risks" tenant legal liability insurance.

Documentation of Offer:

This Offer to Lease would be documented by way of an amendment to the Lease, and the Tenant agrees to observe and perform all of the conditions, covenants and restrictions required under the Lease. Upon unconditional acceptance of this Offer to Lease, BV Square Management Ltd. will prepare and forward the Lease Amending Agreement to the Tenant, which shall incorporate the terms of this Offer to Lease. The Tenant agrees to execute and return the Lease Amending Agreement within fifteen (15) Business Days of receiving it. In no event shall the Tenant be allowed occupancy for the purpose of conducting the Permitted Use if the Lease Amending Agreement has not been executed by both parties.

Termination by Landlord:

In the event the Tenant is in default of any of the terms, covenants, conditions or provisos of this Offer to Lease, the Landlord shall have the right to terminate this Offer to Lease upon written notice to the Tenant. If such notice is given pursuant to this or any other provision of this Offer to Lease or the Lease, this Offer to Lease and the Term and all of the rights of the Tenant hereunder shall terminate; Basic Rent and all other payments for which the Tenant is liable under this Offer to Lease shall be computed, apportioned and paid in full to the date of such termination, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord. If the Landlord terminates this Offer to Lease for any breach by the Tenant, in addition to other remedies the Landlord may have, the Landlord may recover from the Tenant all damages it incurs by reason of the breach, including cost of recovering the Leased Premises, legal fees (on a solicitor and client basis) and the worth at the time of the termination of the excess, if any, of the amount of Rent and charges equivalent to the rent reserved in this Offer to Lease for the remainder of the Term, over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

Confidentiality:

SysGold Ltd. hereby agrees that the terms and conditions of this Offer to Lease are sensitive and confidential in nature and that the disclosure of this information to any third party may be expected to cause substantial loss and damage to the Landlord. For this reason, SysGold Ltd. agrees that, except for disclosure on the same confidential basis as provided herein, and only to officers and/or employees of SysGold Ltd. who have a bona fide and actual need to know the confidential terms on behalf of SysGold Ltd., it and its officers and/or employees to whom disclosure is made as aforesaid, will hold in strict confidence, and will not disclose the same to any third party.

Undefined Terms:

Any capitalized words used in this Offer to Lease but not defined herein, shall have the meaning attributed to them in Sections 1.1 and 1.2 of the Lease.

Time of the Essence:

Time shall be of the essence of this Offer to Lease and every part thereof.

Entire Agreement:

The Tenant acknowledges that there are no agreements, representations, warranties or conditions relating to this Offer to Lease, the Leased Premises or the Building (express or implied) made by the Landlord or any of its agents except those contained in this Offer to Lease.

Governing Law:

This Offer to Lease shall be interpreted and is governed by the laws of the Province of Alberta.

Successors and Assigns:

This Offer to Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and Tenant.

Conditions:

This Offer to Lease is subject to approval by an Officer of OMERS Realty Corporation.

Trusting the foregoing meets with your approval, we would ask if you could signify your acceptance by countersigning in the space provided below, returning one (1) counterpart for our files. BV Square Management Ltd. will then work to remove the condition to allow us to proceed with this Offer to Lease, and will advise of our progress. In the event the foregoing condition is not removed by BV Square Management Ltd. in writing on or before April 7th, 1998, this Offer to Lease shall become null and void and have no further force or effect. Once BV Square Management Ltd. has notified the Tenant in writing of the removal of the above condition, this Offer to Lease shall be binding upon both parties.

Yours very truly,
BV SQUARE MANAGEMENT LTD.

Gerry S. Jobagy
Leasing Manager

Accepted For and On Behalf Of:

SYSGOLD LTD.

Per: Don Bialik

Dated this 15 day of May, 1998.